   As filed with the Securities and Exchange Commission on November 27, 2000



                                                  Registration No. 333-41886

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                AMENDMENT NO. 3
                                       TO
                                    FORM SB-2



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 MANGOSOFT, INC.
                 (Name of small business issuer in its charter)


         Nevada                          7371                    87-0543565
-------------------------    ----------------------------    -------------------
(State or jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
    incorporation or            Classification Number)       Identification No.)
      organization)

      1500 West Park Drive, Suite 190, Westborough, MA 01581 (508) 871-7397
--------------------------------------------------------------------------------
                   (Address and telephone number of principal
                    executive offices and place of business)

      Robert E. Parsons, MangoSoft, Inc., 1500 West Park Drive, Suite 190,
                      Westborough, MA 01581, (508) 871-7397
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          Copies of communications to:
                             Arnold J. Levine, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                               New York, NY 10036
                                 (212) 969-3000

Approximate date of proposed sale to the public: From time to time after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
[ ] ________________________________


                                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                                                           Proposed
            Title of each                  Number of               Proposed                 maximum            Amount of
         class of securities              Shares to be         maximum offering        aggregate offering    registration
          to be registered                 registered         price per unit (1)           price (1)            fee (1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001              25,217,524               $15.50                $390,871,622          $103,190
per share
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001               204,009                 $15.50                 $3,162,140             $835
per share (2)
--------------------------------------------------------------------------------------------------------------------------

(1) Registration fees were calculated in accordance with Rule 457(c) under the Securities Act. Calculation based on the closing price of the common stock on the OTC Bulletin Board on July 18, 2000.

(2) Shares of common stock issuable by the Registrant from time to time upon exercise of outstanding warrants.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                   PROSPECTUS



                                 MANGOSOFT, INC.


                        24,271,342 SHARES OF COMMON STOCK




         This prospectus relates to shares of common stock of MangoSoft, Inc. that may be sold from time to time for the account of the selling security holders named in this prospectus. MangoSoft will not receive any proceeds from sales of the common stock by the selling security holders.


         Our common stock is quoted in the over-the-counter market in what is commonly referred to as the OTC Bulletin Board under the trading symbol MNGX. On November 20, 2000, the last reported sale price for the common stock on the OTC Bulletin Board was $4.19 per share.


         Investing in shares of our common stock involves significant risks. You should read the discussion under "Risk Factors" beginning on page 5 of this prospectus.




NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                The date of this Prospectus is November 22, 2000.

                                TABLE OF CONTENTS



Available Information.........................................................2
Forward-Looking Statements....................................................3
Prospectus Summary............................................................3
Risk Factors..................................................................5
Use of Proceeds...............................................................7
Selling Security Holders......................................................7
Plan of Distribution.........................................................26
Legal Proceedings............................................................27
Directors, Executive Officers, Promoters and Control Persons.................28
Security Ownership of Certain Beneficial Owners and Management...............30
Description of Securities....................................................32
Disclosure of Commission Position on Indemnification.........................33
Organization Within Last Five Years..........................................33
Experts  ....................................................................33
Description of Business......................................................33
Management's Discussion and Analysis.........................................36
Description of Property......................................................42
Certain Relationships and Related Transactions...............................42
Market for Common Equity and Related Stockholder Matters.....................43
Executive Compensation.......................................................44
Changes in And Disagreements With Accountants on Accounting and
  Financial Disclosure.......................................................47
Financial Statements........................................................F-1



         You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

         No action is being taken in any jurisdiction outside the United States to permit the offer and sale of our common stock or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe the restrictions of that jurisdiction related to this offering and the distribution of this prospectus.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission covering the shares of our common stock offered by this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving MangoSoft, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

         You may inspect the registration statement and exhibits and schedules filed with the SEC at its principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 450 Fifth Street N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago IL 60661. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy statements and information regarding companies that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

                           FORWARD-LOOKING STATEMENTS

         We believe that certain statements contained or incorporated by reference in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are considered prospective. These include statements contained under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis" and "Business." The following statements are or may constitute forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995:

         o statements before, after or including the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," intend," "plan," estimate" or "continue" or the negative or other variations of these words; and

         o        other statements about matters that are not historical facts.

         We may be unable to achieve future results covered by the forward-looking statements. The statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the future results that the statements express or imply. Please do not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.


                               PROSPECTUS SUMMARY

         The following discussion is only a summary and does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the "Risk Factors" section, prior to investing in our common stock. References in this prospectus to "MangoSoft," "we", "us", or "our" mean MangoSoft, Inc. and its subsidiary. References to "MangoSoft Corporation" refer to our wholly-owned operating subsidiary.

OUR BUSINESS


         We develop, market and support computer software solutions that address the networking needs of large and small businesses. The technology we use is known as "Pooling," which enhances the performance of personal computer networks by delivering services normally associated with servers. Our major products include CacheLink(TM), a product designed to increase the delivery speed of Internet or Intranet content for businesses; Medley (TM), which creates a file server by aggregating idle capacity from connected personal computers and automatically recovers information from system failures; and MangoSoft Internet Drive, generally referred to as "Mangomind(TM)", which allows data access and sharing from any location via the Internet. Mangomind is currently under development.

         We are a development stage company and have had limited revenues since our inception. Those revenues we have received have come from a small number of customers.


OUR OBJECTIVE AND STRATEGY


         Our objective is to become the leading provider of software-based service solutions that enable our customers to maximize the return on their computer networks. We intend to leverage our technology with customer desktops and networks to deliver networking solutions for Local Area Networks, Internet file servers and web cache applications. Our strategy is to advance our existing products, establish more comprehensive distribution channels, commercialize Mangomind and extend our current technologies to additional software solutions.


OUR HISTORY AND RECENT DEVELOPMENTS

         We were incorporated as a Nevada corporation on May 17, 1995 as First American Clock Co. Under an Agreement and Plan of Merger between MangoSoft Corporation, MangoMerger Corp., and First American Clock Co., dated August 27, 1999, MangoSoft Corporation, a Delaware software development corporation, merged with MangoMerger Corp., a wholly-owned subsidiary of First American Clock Co., a public company which changed its name to MangoSoft, Inc. in connection with the merger. Accordingly, MangoSoft Corporation became the wholly-owned operating subsidiary of MangoSoft, Inc.

         In May 2000 we completed a private offering of convertible preferred stock and common stock raising proceeds of approximately $32.4 million, which is expected to fund our operations during the next year.

         Our principal executive offices are located at 1500 West Park Drive, Suite 190, Westborough, Massachusetts 01581. Our telephone number is (508) 871-7397.


SECURITIES BEING OFFERED
BY SELLING SECURITY HOLDERS:    Up to 24,271,342 shares of common stock.

SECURITIES CURRENTLY ISSUED
AND OUTSTANDING:                Approximately 26,884,974 shares of common stock
                                were issued and outstanding as of November 10, 2000.

PLAN OF DISTRIBUTION:           This prospectus covers the sale of shares of
                                our common stock by the persons named in this prospectus. These security holders may offer and sell their shares from time to time as market conditions permit or in negotiated transactions.

USE OF PROCEEDS:                We will receive no proceeds from the sale of
                                common stock by the security holders named in this prospectus.

                                  RISK FACTORS

         An investment in our common stock is highly speculative and subject to a high degree of risk. You may lose money by investing in our common stock so only persons who can bear the risk of the entire loss of their investment should invest. Prospective investors should carefully consider the following factors in deciding whether to invest in our common stock.

WE HAVE A LIMITED OPERATING HISTORY AND SUBSTANTIAL CUMULATIVE OPERATING LOSSES.


         Our current operations substantially commenced in May 1997. Accordingly, our prospects should be evaluated based on the expenses and operating results typically experienced by any early stage business. We have a history of substantial operating losses and an accumulated deficit of approximately $78.2 million as of September 30, 2000. For the fiscal years ended December 31, 1999 and 1998, our losses from operations were $27.8 million and $13.1 million, respectively. For the nine months ended September 30, 2000, our loss from operations was $6.8 million. We have historically experienced cash flow difficulties primarily because our expenses have exceeded our revenues. We expect to incur additional operating losses and expect cumulative losses to increase substantially as we expand our marketing, sales and research and development efforts. The auditors' opinion on our financial statements for the fiscal years ended December 31, 1999 and 1998 includes a going concern explanatory paragraph, which highlights the uncertainty of our ability to continue our operations. If we are unable to generate sufficient revenue from our operations to pay expenses or we are unable to obtain additional financing on commercially reasonable terms, our business, financial condition and results of operations will be materially and adversely affected.


OUR PERFORMANCE DEPENDS ON MARKET ACCEPTANCE OF OUR PRODUCTS.


         We expect to derive a substantial portion of our future revenues from the sales of CacheLink, Mangomind and our updated Medley products, none of which we have previously marketed. If markets for our products fail to develop, develop more slowly than expected or are subject to substantial competition, our business, financial condition and results of operations will be materially and adversely affected.


WE HAVE AN EVOLVING MARKET STRATEGY.

         We expect our future marketing efforts will focus on developing business relationships with technology companies that seek to augment their businesses by offering our products to their customers. Our inability to enter into and retain strategic relationships, or the inability of such technology companies to effectively market our products, could materially and adversely affect our business, operating results and financial condition.

WE WILL NEED ADDITIONAL FINANCING.

         We will require substantial additional capital to finance our growth and product development. We can provide no assurances that we will obtain additional financing sufficient to meet our future needs on commercially reasonable terms or otherwise. If we are unable to obtain the necessary financing, our business, operating results and financial conditional will be materially and adversely affected.

THERE MAY BE LIMITED LIQUIDITY IN OUR COMMON STOCK AND ITS PRICE MAY BE SUBJECT TO FLUCTUATION.

         Our common stock is currently traded on the OTC Bulletin Board and there is no established market for the common stock. We can provide no assurances that we will be able to have our common stock listed on an exchange or quoted on Nasdaq or that it will continue to be quoted on the OTC Bulletin Board. If there is no trading market, the market price of our common stock will be materially and adversely affected. In addition, this prospectus covers shares of common stock that have not been freely tradable in the past. If a large number of shares of common stock are sold by the selling security holders under this prospectus, the market price of the common stock may be materially and adversely affected.

RAPIDLY CHANGING TECHNOLOGY AND SUBSTANTIAL COMPETITION MAY ADVERSELY AFFECT OUR BUSINESS.

         Our business is subject to rapid changes in technology. We can provide no assurances that research and development by competitors will not render our technology obsolete or uncompetitive. We compete with a number of computer hardware and software design companies that have technologies and products similar to those offered by us and have greater resources, including more extensive research and development, marketing and capital than us. We can provide no assurances that we will be successful in marketing our existing products and developing and marketing new products in such a manner as to be effective against such competition. If our technology is rendered obsolete or we are unable to compete effectively, our business, operating results and financial condition will be materially and adversely affected.

LITIGATION CONCERNING INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT OUR BUSINESS.

         We rely on a combination of trade secrets, copyright and trademark law, contractual provisions, confidentiality agreements and certain technology and security measures to protect our trademarks, patents, proprietary technology and know-how. However, we can provide no assurances that our rights in our intellectual property will not be infringed upon by competitors or that competitors will not similarly make claims against us for infringement. If we are required to be involved in litigation involving intellectual property rights, our business, operating results and financial condition will be materially and adversely affected.

OUR SUCCESS DEPENDS ON KEY PERSONNEL.


         Our success is dependent upon the efforts of our senior management including: Dale Vincent, President and Chief Executive Officer; Donald A. Gaubatz, Senior Vice President and Chief Operating Officer; Scott H. Davis, Vice President and Chief Technology Officer; Daniel J. Dietterich, Vice President, Research; Robert E. Parsons, Vice President and Chief Financial Officer; Robert
J. Primmer, Vice President, Marketing; Peter Caparso, Vice President, Business Development; and Thomas Teixeira, Vice President, Engineering. The loss of Mr. Vincent, Mr. Gaubatz, Mr. Davis, Mr. Dietterich, Mr. Parsons, Mr. Primmer, Mr. Caparso or Mr. Teixeira could have a material and adverse effect on our business. In addition, competition for qualified personnel in the computer software industry is intense, and we can provide no assurances that we will be able to retain existing personnel or attract and retain additional qualified personnel necessary for the development of our business. Our inability to attract and retain such personnel would have a material and adverse effect on our business, financial condition and results of operations.


DEFECTS IN OUR SOFTWARE PRODUCTS MAY ADVERSELY AFFECT OUR BUSINESS.

         Complex software such as the software developed by MangoSoft may contain defects when introduced and also when updates and new versions are released. Our introduction of software with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, financial condition and results of operations.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sales of our common stock made by the selling security holders named in this prospectus.

                            SELLING SECURITY HOLDERS

         The following table sets forth the names of the selling security holders and the respective number of shares of common stock that are covered by this prospectus. The shares are being registered to permit public secondary trading of these shares, and each of the selling security holders may offer the shares for resale from time to time. Please see "Plan of Distribution."

         These shares are being registered in accordance with written agreements between MangoSoft and certain of the selling security holders and based on the records maintained by MangoSoft's transfer agent. We know of no material relationships between MangoSoft and these selling security holders other than as discussed in this prospectus.

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
1989 Rieders Revocable Family Trust..............                                3,776                          3,776
A.G. Edwards & Sons Inc. C/F
James V. McAndrews Jr. IRA.......................                                6,250                          6,250
ABN Amro Incorporated as Custodian
FBO Gerard Bergeron R/O IRA......................                                9,516                          9,516
Alberville Investments Limited...................                              179,917                        179,917
Ayad Alhadi......................................                               36,020                         36,020
Keith Allchin....................................                                1,012                          1,012
Philip Altheim...................................                                9,440                          9,440
Jeffery C. Ames & Elizabeth C. Ames Trust
DTD June 1998....................................                               36,190                         36,190
Ames Family Trust DTD 5/22/97....................                                9,440                          9,440
Alan L. Annex....................................                                3,011                          3,011
William M. Appelbaum.............................                               75,431                         75,431
Aries Domestic Fund LP...........................                              137,625                        137,625
Aries Domestic Fund II LP........................                               21,207                         21,207
The Aries Master Fund II.........................                              291,168                        291,168
Theodore Aroney..................................                              100,000                        100,000
ASC Capital Partners, Inc........................                                2,500                          2,500
Associated Capital LP............................                               67,458                         67,458
Associated Capital Offshore LP...................                               94,406                         94,406
Ellen C. Atwell-Chvastek & Joseph Chvastek
JTWROS...........................................                               12,000                         12,000
Robert Auerbach..................................                                9,440                          9,440
Maureen A. Bailie................................                                  170                            170
Balboa Fund L.P..................................                                8,960                          8,960
Banque Ferrierlullin.............................                               21,525                         21,525
Emilio Bassini...................................                               31,250                         31,250
Steven M. Bauer..................................                                3,767                          3,767
John Bell........................................                                3,373                          3,373

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Arthur J. Benvenuto TTEE FBO
Arthur J. Benvenuto Trust DTD 11/12/97...........                                9,430                          9,430
Steven Berns.....................................                                1,869                          1,869
E. Garrett Bewkes III............................                               25,490                         25,490
Sunil Bhargava...................................                               14,727                         14,727
David and Mary Lynda Bianchi.....................                                2,355                          2,355
BKF Investments..................................                               94,406                         94,406
Billy Blanco.....................................                                  170                            170
Howard Blum & Edis Blum JTWROS...................                                2,500                          2,500
David Boczar.....................................                                8,000 (1)                      8,000 (1)
Merle Bohm.......................................                               40,000                         40,000
Boomer's Grandchildren Fund LP...................                               12,500                         12,500
Marvin Bornstein.................................                                4,719                          4,719
David Brault.....................................                                4,709                          4,709
Broadlawn Capital LLC............................                               30,000                         30,000
Michael J. Brown.................................                               10,196                         10,196
Michael J. Brown C/F
Michael J. Brown Jr. UGMA FL.....................                                5,098                          5,098
Michael J. Brown TTEE FBO
Fain Kelley Brown................................                                5,098                          5,098
Michael J. Brown TTEE FBO
Kathryn V. Brown.................................                                5,098                          5,098
Camelot Investment Co............................                               28,000                         28,000
Camhy, Karlinsky & Stein.........................                               25,000                         25,000
Capital Ventures XXVI............................                               39,084                         39,084
Caremi Partners Ltd..............................                               62,500                         62,500
Angus Carlill....................................                                2,431 (1)                      2,431 (1)
Francis Casale...................................                                2,355                          2,355
Catcando Properties Ltd..........................                                9,333                          9,333
Frances Cavallero................................                                1,888                          1,888

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
James A. Cavallero & Kerin E. Cavallero..........                                4,709                          4,709
Center Partners Holdings Ltd.....................                               47,202                         47,202
Colel Chabad.....................................                                  200                            200
Chandler Family Trust............................                               44,692                         44,692
Gerald Chasin....................................                               50,000                         50,000
Matthew Chasin...................................                               50,000                         50,000
Alexandre & Lori Chemla..........................                                5,664                          5,664
Cherry Hill Inc..................................                              134,600                        134,600
Henry W. Chesborough ............................                                6,500                          6,500
Anna Chomczyk....................................                                  300                            300
City of London PR Group PLC......................                               22,601                         22,601
Clippership & Co.................................                            1,200,000                      1,200,000
Clough Investment Partners I.....................                               58,800                         58,800
Clough Investment Partners II LP.................                                1,200                          1,200
Cogefin (Bermuda) Limited........................                               16,993                         16,993
M. Noel Coghlan..................................                                2,124                          2,124
Alan Cohen.......................................                               50,000                         50,000
Steven Cohen.....................................                              283,220                        283,220
Alan R. Cohen C/F
Jessica W. Cohen UTMA NJ.........................                               20,000                         20,000
Kenneth Cole.....................................                                9,440                          9,440
C. Neilson Cooper, Jr............................                                4,721                          4,721
S. James Coppersmith.............................                               32,477                         32,477
Teresa Cordova...................................                                  170                            170
James R. Cornell.................................                                  510                            510
Craig E. Cowan...................................                                2,266                          2,266
Neil Crespi  & Elissa Crespi JTWROS..............                                6,000                          6,000

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Christopher Crockett.............................                                3,750                          3,750
Robert F. Dall...................................                                5,098                          5,098
Anne Michele Darmon..............................                                4,153                          4,153
Len Davidson TTEE FBO The Elena M. Frank
DTD 11/10/95.....................................                                8,905                          8,905
Len Davidson TTEE of The Benjamin J. Frank
DTD 11/10/95.....................................                                8,905                          8,905
Len & Bernice Davidson Family Trust..............                                2,024                          2,024
Leonard Davidson TTEE FBO
Robyn K. Ames 1997 Trust.........................                                3,776                          3,776
Leonard Davidson TTEE FBO
Jennifer C. Ames 1997 Trust......................                                3,776                          3,776
Gisele De Bruijne................................                                8,493                          8,493
Henk Arnold De Bruijne...........................                                1,699                          1,699
Delaware Charter Guarantee & Trust FBO IRA V/A
DTD 4-1-97 Charles M. Johnson Jr. ...............                               18,834                         18,834
Delaware Charter Guarantee & Trust TTEE FBO
Charles M. Johnson, Jr. IRA DTD 4-1-97...........                                4,248                          4,248
Delaware Guarantee & Trust TTEE FBO
Jay Zises IRA....................................                            2,652,375                      2,652,375
Deltee Panamerica Trust Company Limited..........                                6,592                          6,592
Joseph DeMatteo..................................                                4,721                          4,721
Devonshire Partners LLC..........................                               40,000                         40,000
Rino Dimeo.......................................                                5,000                          5,000
Lynn Dixon (2)...................................                              152,806                        152,806
Michael Dixon....................................                               20,000                         20,000
Rona Dixon.......................................                               20,000                         20,000
Rona Dixon C/F
Jennifer Dixon UGMA UT...........................                               20,000                         20,000
DLJ as Custodian for Seymour Zises IRA R/O.......                                5,664                          5,664
Domanco Venture Capital Fund.....................                                5,833                          5,833
Carl Domino......................................                               25,000                         25,000
Donaldson Lufkin & Jenrette Securities C/F
FBO Ari Kiev M.D. P.C. IRA R/O...................                                4,714                          4,714
Michel Donegani..................................                                4,670                          4,670
Malcolm J. Dorman................................                               11,799                         11,799

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Malcolm J. Dorman, MD
PA Qualified Deferred Compensation Trust.........                                2,359                          2,359
Alan Dorsey......................................                               32,500 (1)                     32,500 (1)
The dotCOM Fund L.L.C............................                               70,000                         70,000
Tara Duffy.......................................                                  500                            500
Eagle Partners LP................................                               45,000                         45,000
Irene A. Easton..................................                                4,709                          4,709
Rolando Eisen....................................                                4,709                          4,709
Rolando Eisen....................................                                4,717                          4,717
Electronic Assembly Corporation..................                              200,000                        200,000
Christopher Engel................................                                4,721                          4,721
Donald Engel.....................................                               21,714                         21,714
Elisa Engel......................................                                4,721                          4,721
Jeffrey Engel....................................                                4,721                          4,721
Melissa Epperson.................................                               24,500                         24,500
Etess Family Investment Partnership..............                                9,417                          9,417
Lauren Etess.....................................                                9,440                          9,440
Lauren Etess IRA.................................                                4,721                          4,721
Eurowest Investments Limited.....................                               60,000                         60,000
S. Edmond Farber.................................                                5,833                          5,833
David Fastenberg.................................                               12,500                         12,500
Harvey Felsen....................................                               12,054                         12,054
Karen Ferguson-Moran.............................                                  982                            982
S. Marcus Finkle.................................                               50,000                         50,000
First Union Securities C/F
FBO Lynn G. Kapel IRA............................                               35,000                         35,000
Alexander E. Fisher..............................                                4,721                          4,721

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Alexander E. Fisher TTEE.........................                                4,721                          4,721
Mark B. Fisher...................................                               28,274                         28,274
Fleck Family Partnership II......................                               18,834                         18,834
Robert Fleisig...................................                                6,250                          6,250
Flintstone Limited...............................                               65,644                         65,644
Four Daughters Family Trust......................                               18,882                         18,882
Joseph Fowler....................................                                  472                            472
Allen K. Fox & Suzan Fox.........................                               90,000                         90,000
Gregory Fox & Doris Fox..........................                               10,000                         10,000
Steven Frank (3).................................                               81,135                         81,135
Frankhill Associates.............................                               37,385                         37,385
Richard H. Friedman..............................                                9,440                          9,440
Elizabeth Funk...................................                               20,000                         20,000
Frederick N. Gaffney & Aileen M. Gaffney.........                                4,709                          4,709
Dennis M. Galgano................................                               10,000                         10,000
Robert and Maxine Ganer..........................                                4,719                          4,719
Lawrence Garber..................................                                9,440                          9,440
Laurence Garber..................................                                7,064                          7,064
Jeremy Garber....................................                                4,708                          4,708
David Garber.....................................                                4,708                          4,708
Sarrah Garber....................................                                4,708                          4,708
Israel Garber....................................                                2,355                          2,355
Martin H. Garvey.................................                               10,000                         10,000
Gemini Domestic Fund LP..........................                               25,250                         25,250
Gemini Domestic Fund II LP.......................                              336,750                        336,750
The Gemini Master Fund...........................                               88,000                         88,000
Frank Gerardi TTEE
Univest Management Inc...........................                               50,000                         50,000
Janine Polly Gia.................................                               16,993                         16,993
Nancy Glasenk & Steve Glasenk JTWROS.............                               10,000                         10,000
The Glickman Family Trust........................                               18,834                         18,834
Global Light, LLC................................                               21,250                         21,250
Alyssum Gluck....................................                                  944                            944


                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Elizabeth Goldberg & Tamar G. Olitsky
TTEES T/U/W/O Regina Gruss FBO
Tamar Goldberg...................................                               20,000                         20,000
Ronald E. Goldberger.............................                               18,882                         18,882
Craig Goldman....................................                              400,000 (4)                     50,000
Dawn Goldring....................................                                4,719                          4,719
Stanley J. Goldring..............................                               18,857                         18,857
Todd Goldring....................................                                4,719                          4,719
Ira P. Goldstein & Gerrianne Goldstein
JTWROS...........................................                              150,000 (4)                     50,000
Cheryl Gordon....................................                                9,440                          9,440
Edward S. Gordon.................................                               18,881                         18,881
Peter Gordon.....................................                                1,500                          1,500
Edward S. Gordon & Anthony M. Saytanides
Edward S. Gordon U/A 12/19/86....................                               37,716                         37,716
Charles R. Grant.................................                                1,883                          1,883
Gina Grant.......................................                                6,250                          6,250
John F. Grant....................................                                2,124                          2,124
Ezra Grayman.....................................                               15,000                         15,000
Susan Zises Green................................                               21,940                         21,940
John Gross.......................................                                5,833                          5,833
Ricelle Grossinger...............................                                  750                            750
Guarantee & Trust Co. TTEE FBO
Joseph DeMatteo IRA DTD 4/1/92...................                                4,721                          4,721
Guarantee & Trust Co. TTEE FBO
Nancy Frankel IRA DTD 1/20/95....................                                7,552                          7,552
Guarantee & Trust Co. TTEE FBO
Alan Kaufman MD R-IRA DTD 7/13/90................                                4,721                          4,721
Guarantee & Trust Co. TTEE FBO
Jay Zises IRA DTD 7/9/92.........................                              169,932                        169,932
Guarantee & Trust Co. TTEE FBO
Selig Zises R-IRA DTD 5/20/96....................                              113,287                        113,287

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Heather Hamby....................................                               20,000                         20,000
Leonard M. Harlan................................                               18,882                         18,882
Leonard Harlan & Fleur Harlan....................                               10,196                         10,196
Eric Hauser......................................                               10,000                         10,000
Lawrence R. Haut.................................                               14,090                         14,090
John W. Heilshorn................................                               10,000                         10,000
Hepplewhite Fund.................................                               19,040                         19,040
Richard A. Herman................................                                4,719                          4,719
Richard A. Herman IRA............................                                4,721                          4,721
Heymann C-Link Partners..........................                               42,425                         42,425
Carole Hochman...................................                               17,937                         17,937
David Hochman....................................                                8,855                          8,855
Neal S. Hochman..................................                               17,938                         17,938
Sara B. Hochman..................................                                1,869                          1,869
Hochman Family Partnership.......................                               33,800                         33,800
John Holmes......................................                                  229 (1)                        229 (1)
Leonard Holtz....................................                               17,918                         17,918
Jonathan Horn....................................                                1,000                          1,000
Allison Hubrich..................................                                1,500                          1,500
Kurtis D. Hughes.................................                               60,000                         60,000
Imperial Bancorp (5).............................                               25,034 (1)                     25,034 (1)
Jahleel Corp.....................................                               28,499                         28,499

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Jahleel Corporation..............................                               18,834                         18,834
Jelco Ventures...................................                                3,500                          3,500
JLB Leasing......................................                               30,000                         30,000
Charles M. Johnson III...........................                                4,709                          4,709
Jeffery Johnson..................................                                6,250                          6,250
Marvin Josephson.................................                               18,882                         18,882
Kalisman Technology LLC..........................                               25,000                         25,000
Lynn G. Karel & Norman E. Karel TTEES
FBO Karel 1988 Trust DTD 9/27/88.................                              100,000                        100,000
Norm Karel.......................................                               35,000                         35,000
Neal B. Karelitz.................................                               25,000                         25,000
Stephen H. Kareltiz..............................                               10,000                         10,000
Katie & Adam Bridge Partners LP..................                               20,000                         20,000
Jeff Kaufman.....................................                                  944                            944
Kay Capital Company..............................                               18,795                         18,795
Howard Kaye......................................                               18,795                         18,795
Wilma Kaye TTEE FBO
The Robin Kaye Revocable Trust...................                                6,293                          6,293
Wilma Kaye TTEE FBO
The Ross Kaye Revocable Trust....................                                6,293                          6,293
Kenneth T. Kelley................................                               20,000                         20,000
Gary J. Kerner & Sandra E. Kerner
JTWROS...........................................                                7,000                          7,000
Kaveh Khosrowshahi...............................                                9,417                          9,417
Ari Kiev.........................................                                4,721                          4,721
Marshall Kiev....................................                                7,029                          7,029
Kevin Kileen.....................................                                  162 (1)                        162 (1)

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Paul King........................................                                1,000                          1,000
Jeffrey Kingsley.................................                                1,000                          1,000
Rogers Kirven, Jr................................                               20,000                         20,000
William B. Klein & Laurie J. Klein
JTWROS...........................................                                7,500                          7,500
Louis Kovacs.....................................                                4,721                          4,721
Sam Kristal......................................                                8,497                          8,497
Manda Kristal & Leonard Kristal..................                                1,699                          1,699
Irene Kuntz......................................                               10,000                         10,000
Luba A. Kuntz & Irene Kuntz......................                               10,000                         10,000
Lancer Offshore Inc..............................                              275,000                        275,000
Lancer Partners L.P..............................                              125,000                        125,000
Michael Lauer....................................                              210,000                        210,000
Yolanda Laureyssen...............................                                4,719                          4,719
Ronald Lazar.....................................                                5,833                          5,833
Lazard Freres & Co. LLC..........................                               33,060                         33,060
Ledbetter Stevens................................                               20,000                         20,000
Aaron Lehmann....................................                                4,709                          4,709
Arnold J. Levine (6).............................                                4,719                          4,719
Allyn Levy Revocable Trust 9/15/92...............                               18,881                         18,881
Scott S. Lewin...................................                                2,889                          2,889
Stacey S. Lewin..................................                                2,039                          2,039
Lincoln Meadows Associates LLP...................                                9,440                          9,440
Lindemann Capital Partners LP....................                               37,500                         37,500
Linkage Limited Partnership......................                              142,360                        142,360

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Keith L. Lippert.................................                               10,000                         10,000
Joan G. Lister...................................                                9,346                          9,346
Steven Lockwood..................................                               75,000                         75,000
Jan Loeb.........................................                               15,000                         15,000
Lombard Odier & Cie..............................                               24,357                         24,357
Angelia Long.....................................                                1,500                          1,500
Joseph Loshinsky & Frieda Loshinsky
JTWROS...........................................                               14,450                         14,450
Matthew M. Ludmer................................                                4,709                          4,709
Matthew J. Lustig................................                                6,027                          6,027
Joel Magerman....................................                                4,719                          4,719
Maria Maldonado..................................                                  500                            500
Steven M. Manket.................................                                1,869                          1,869
Margolis Holdings Limited........................                               80,000                         80,000
Herman Matthew & Linda Lee Russell Trust
U/A/D 10-17-97...................................                                9,428                          9,428
F. James McGilloway..............................                                8,497                          8,497
Timothy McInerney................................                                5,833                          5,833
Sean McNamara....................................                               29,166                         29,166
Mees Pierson Nominees (Guernsey) Limited
A/C N990.........................................                               23,600                         23,600
Eugene Melnyk....................................                               19,321                         19,321
Charles Meyerson.................................                                4,721                          4,721
William P. Miller................................                                5,000                          5,000
Kenneth D. Moelis & Julie Lynn Moelis
TTEES under the Moelis Family Trust DTD
12/3/90..........................................                               52,668                         52,668
Roberta Moeller..................................                                  500                            500

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Monness Crespi Hardt & Co........................                               35,000 (1)                     35,000 (1)
Andrew Monness & Neil Crespi JTWROS..............                                6,000                          6,000
William Monness..................................                                  944                            944
Edward Montague..................................                                5,098                          5,098
Tom Montgomery...................................                                2,000                          2,000
Monument Trust Company...........................                                6,608                          6,608
Guerry R. Moore..................................                                9,176                          9,176
Morgan Stanley Dean Witter C/F
Gerald Chasin IRA................................                               75,000                         75,000
MSS Descendants Trust............................                               20,000                         20,000
Naohisa Murakami & Peggy Ahn JTWROS..............                               10,000                         10,000
Bonnie Myers.....................................                               27,000                         27,000
David Naldler....................................                                  170                            170
Eugene Newton & Susan Newton.....................                               19,032                         19,032
Nielsen Family Trust.............................                                4,758                          4,758
1989 Rieders Revocable Family Trust..............                                3,776                          3,776
N&R Industries, Inc..............................                              146,246                        146,246
Paul C. O'Brien..................................                              225,000 (4)                     25,000
Octavian Nominees Limited........................                              319,041                        319,041
Margaret H. Offenbach &
M. Jack Offenbach TEN ENT........................                                9,440                          9,440
Oratory School of Summit.........................                                1,133                          1,133
James F. Orlando.................................                               14,149                         14,149
Palisade Private Partnership LP..................                            3,125,000                      3,125,000
Panorama Partner LP..............................                                4,709                          4,709
Park Place Capital Limited.......................                               61,176                         61,176
Joel Pashcow.....................................                               28,251                         28,251

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Robert S. Pearson................................                               20,000                         20,000
Kevin J. Perry...................................                                5,060                          5,060
The Peters Children's Trust of 1999..............                               75,000                         75,000
The Peters Family Trust..........................                                6,250                          6,250
V. Mark Peterson.................................                               60,000                         60,000
B. Michael Pisani................................                               40,000                         40,000
Pitt & Co........................................                            1,200,000                      1,200,000
Daphne M. Platford...............................                                  170                            170
Anthony G. Polak.................................                               11,666                         11,666
Harvey Polly.....................................                               16,993                         16,993
Jeffrey Polly....................................                               16,993                         16,993
Noel G. Posternak................................                                8,497                          8,497
Prism Partners L.P...............................                              116,666                        116,666
Proskauer Rose LLP (7)...........................                               20,000                         20,000
Robert Pruzan....................................                                6,250                          6,250
Punk Ziegel & Company............................                              300,000                        300,000
R L Meadowbrook Inc..............................                               16,500                         16,500
Jonathan D. Rahn.................................                               50,000                         50,000
Stewart Rahr.....................................                               18,882                         18,882
The Raptor Global Portfolio Ltd..................                              313,656                        313,656
Kristyn E. Reid..................................                                  170                            170
Mark Reiner......................................                                5,000                          5,000
Paolo Revelli....................................                               19,259                         19,259
Gregory Richards.................................                               10,000                         10,000
Daniel Rieders & Dorothy Rieders.................                               14,140                         14,140
RL Capital Partners..............................                               35,000                         35,000
Alan Robbins.....................................                               15,000                         15,000

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Alan Robbins TTEE FBO Robins Electrical
Dist. Profit Sharing.............................                               15,000                         15,000
Mark Roberts.....................................                               14,992                         14,992
Ronald W. Rodgers................................                                1,699                          1,699
Jennifer Rodriquez...............................                                  100                            100
Robert J. Rosen..................................                                3,776                          3,776
Rosen Family Trust...............................                               14,188                         14,188
Richard M. Rosenbaum.............................                                9,440                          9,440
Randi Smith Rosenthal............................                                4,719                          4,719
Duane J. Roth....................................                                4,532                          4,532
Theodore D. Roth.................................                                9,063                          9,063
Jonathan E. Rothschild...........................                                5,833                          5,833
Peter H. Rothschild..............................                               18,750                         18,750
Douglas S. Russell...............................                                  510                            510
Willis G. Ryckman................................                                6,250                          6,250
SAC Capital Associates LLC.......................                              324,282                        324,282
Michael Salaman..................................                               11,450                         11,450
Steven Salaman...................................                               15,259                         15,259
Mark Salaman & Ginni Salaman JTWROS..............                               15,266                         15,266
Lester Samuels...................................                                5,098                          5,098
Sands Brothers Venture Capital LLC...............                              400,000                        400,000
SB Real Wire Associates LLC......................                              320,000                        320,000
SBMD Partners....................................                               20,000                         20,000
SBS Descendants Trust............................                               20,000                         20,000
Schachter Partners, LP...........................                               12,500                         12,500
Howard S. Schachter..............................                               12,500                         12,500

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Joanne Schaefer..................................                                  170                            170
Mark Schorr......................................                                4,721                          4,721
Cheryl E. Schotz.................................                               20,000                         20,000
Wendy Jo Schriber................................                                6,797                          6,797
William C. Scott.................................                               37,385                         37,385
Randall P. Seidl.................................                               95,000                         95,000
Mehul N. Shah & Rini M. Shah.....................                                4,719                          4,719
Alexander Shang..................................                                6,250                          6,250
Eli Shapiro Revocable Trust......................                              100,000                        100,000
Leonard P. Shaykin...............................                               28,251                         28,251
Linda Heiman Shear...............................                                2,000                          2,000
Marc S. Sherman..................................                                8,497                          8,497
Jack Silver......................................                               37,668                         37,668
Shirley Silver TTEE FBO
Romy J. Silver...................................                               37,500                         37,500
Shirley Silver TTEE FBO
Leigh N. Silver..................................                               37,500                         37,500
Silverbond Investments Limited...................                                9,417                          9,417
Diane P. Simon...................................                                4,709                          4,709
Nicholas Sinacori TTEE FBO
International Partners Inc. Profit Sharing
Trust............................................                               37,767                         37,767
Wenyi Sing & George Sing JTWROS..................                                6,000                          6,000
Elliot Singer....................................                               62,644                         62,644
Sixela Investments Limited - Clients.............                               46,725                         46,725
Jerome M. Slavin.................................                               18,834                         18,834
Paul Sloan.......................................                               50,000                         50,000
Steve Solmonson..................................                                7,771 (1)                      7,771 (1)

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Sonem Partners Ltd...............................                              100,000                        100,000
Sound Capital Partners, LLC......................                               40,000                         40,000
Dennis James Stack...............................                                5,000                          5,000
Joseph Stein Jr..................................                                6,250                          6,250
Stephen Sweeney..................................                                8,000                          8,000
Kent M. Swig.....................................                                9,417                          9,417
Andrea Tessler...................................                                6,086                          6,086
Dede Thea........................................                               14,417                         14,417
Douglas Thea.....................................                               10,000                         10,000
Joel Thea........................................                               15,067                         15,067
Joel Thea
FBO Karen Thea...................................                                6,780                          6,780
Michael Thea.....................................                                5,000                          5,000
Michael C. Thea..................................                                7,534                          7,534
Linda Todd.......................................                                9,417                          9,417
Kurtiss L. Tomasovich & Nancy Tomasovich
JTWROS...........................................                                5,000                          5,000
John R. Torell III...............................                               18,693                         18,693
Charles F. Trapp.................................                               20,000                         20,000
Harry (Nick) Tredennick..........................                              104,721(4)                       4,721
Eliska M. Tretera................................                                4,709                          4,709
Trinity American Corporation.....................                                8,333                          8,333
Tudor Arbitrage Partners, LP.....................                              110,786                        110,786

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Tudor BVI Global Portfolio, Ltd..................                              446,827                        446,827
Tuscany Enterprises Inc..........................                                2,022                          2,022
UBS Luxembourg SA................................                                3,965                          3,965
Union Bancaire Privee............................                               28,251                         28,251
US Trust Company of Florida Personal
Representative of the Estate of Roger S. Smith...                                8,497                          8,497
Value Investing Partners I LLC...................                               92,424 (1)                     92,424 (1)
Dale Vincent.....................................                            1,027,135 (4)                     27,135
Vogel Partner LLP................................                               18,882                         18,882
Vogel Partners LLP...............................                               18,834                         18,834
Tore Aksel Voldberg..............................                               75,337                         75,337
W.G.R. Investments LP............................                              112,155                        112,155
Michael J. Walton................................                                1,883                          1,883
Wasserstein Perella & Co., Inc. (1)..............                              100,000                        100,000
Brian Warner.....................................                                1,440                          1,440
Vicki Warner & Brian Warner JTWROS...............                                6,000                          6,000
Jeffrey Weingarten...............................                               50,000                         50,000
Ralph and Margalit Werthheimer...................                               10,196                         10,196
Whisper Investment Co............................                               40,000                         40,000
Brenda J. White..................................                                1,900                          1,900
Caroline Williams................................                                1,889                          1,889
Edward Williams..................................                                  472                            472
Edward S. Williams...............................                                  510                            510
Syndey M. Williams, III..........................                                  943                            943
Michael Williamson...............................                               20,000                         20,000
Richard Wilson...................................                                  458 (1)                        458 (1)
Fernando Wong....................................                                  100                            100

                                                                       NUMBER OF SHARES OF COMMON        NUMBER OF SHARES OF
SECURITY HOLDER                                                      STOCK OWNED PRIOR TO OFFERING     COMMON STOCK TO BE SOLD
---------------                                                      -----------------------------     -----------------------
Wesley A. Wong...................................                               14,149                         14,149
Michael Wyzga....................................                                1,012                          1,012
Z-Four Partnership LLC...........................                               10,794                         10,794
Ami Zak..........................................                               18,693                         18,693
Herbert J. Zarkin................................                                8,497                          8,497
Andrew J. Zaroulis...............................                                8,497                          8,497
Peter Zecca......................................                                1,547                          1,547
Jay Zises........................................                               63,928                         63,928
Justin Zises.....................................                               15,180                         15,180
Lara Zises.......................................                               15,180                         15,180
Lynn Zises.......................................                               68,799                         68,799
Samantha Zises...................................                               15,180                         15,180
Selig Zises......................................                            2,692,606                      2,692,606
Seymour Zises 1989 Trust
FBO Cathy Zises..................................                                5,664                          5,664
Seymour W. Zises.................................                              314,904                        314,904
Susan Zises......................................                                2,699                          2,699
Jay Zises & Nancy Zises JTWROS...................                               40,478                         40,478
Nancy Zises C/F Meryl Zises UGMA NY..............                               15,180                         15,180
Philip Zuccaire..................................                                5,098                          5,098
Uzi Zucker.......................................                               75,477                         75,477
                                                                         -------------                   ------------
         Total...................................                           26,021,342                     24,271,342


----------------


(1) Includes shares of common stock issuable upon exercise of currently exercisable warrants to purchase common stock as follows: Value Investing Partners I LLC, 53,449 exercisable at $1.25 per share, 38,975 exercisable at $4.00 per share; Alan Dorsey, 17,500 exercisable at $1.25 per share, 15,000 exercisable at $4.00 per share; David Boczar, 3,000 exercisable at $1.25 per share, 5,000 exercisable at $4.00 per share; Steve Solmonson, 7,771 exercisable at $1.25 per share; Angus Carlill, 2,431 exercisable at $1.25 per share; John Holmes, 229 exercisable at $1.25 per share; Kevin Kileen, 162 exercisable at $1.25 per share; Richard Wilson, 458 exercisable at $1.25 per share; Imperial Bancorp., 25,034 exercisable at $4.00 per share; Monness Crespi
         Hardt & Co., 35,000 exercisable at $1.25 per share; and Wasserstein Perella & Co., Inc., 100,000 exercisable at $4.00 per share.

(2) Lynn Dixon previously served as an officer of First American Clock Company, the predecessor corporation of MangoSoft, Inc.

(3)      Steven Frank is a former director and officer of MangoSoft Corporation.

(4) Such selling security holder is currently a director of MangoSoft, Inc. The beneficial ownership of such persons includes, as applicable, options to purchase common stock exercisable within 60 days of June 30, 2000 as follows: Craig Goldman, 350,000 shares; Ira Goldstein, 100,000 shares; Paul O'Brien, 200,000 shares; Nick Tredennick, 100,000; and Dale Vincent, 1,000,000 shares.

(5) Imperial Bank, an affiliate of Imperial Bancorp., is a former lender to MangoSoft Corporation. Any agreements with Imperial Bank executed in connection with such lending, other than the applicable warrant documents, have been terminated.

(6) Mr. Levine is a Partner in the law firm of Proskauer Rose LLP, independent legal counsel to MangoSoft, Inc.


(7)      Proskauer Rose LLP is independent legal counsel to MangoSoft, Inc.


                              PLAN OF DISTRIBUTION

         We are registering the common stock on behalf of the security holders listed above under "Selling Security Holders." The sale of all or a portion of the shares of common stock offered by this prospectus by the selling security holders may be effected from time to time at prevailing market prices at the time of such sales, at prices related to such prevailing prices, at fixed prices that may be changed or at negotiated prices. The selling security holders may effect such transactions by selling or transferring shares of common stock directly to purchasers in negotiated transactions, to dealers acting as principals or through one or more brokers, to pledgees or donees of such selling security holders, or any combination of these methods of sale or transfer.

         Dealers or brokers may receive compensation in the form of discounts, concessions or commissions from the selling security holders or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling security holders and any brokers or dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such brokers or dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         To the extent required under the Securities Act or the rules of the SEC, a supplemental prospectus will be filed disclosing (i) the name of any such brokers or dealers, (ii) the number of shares involved, (iii) the price at which such shares are to be sold, (iii) the price at which such shares are to be sold,
(iv) the commissions paid or discounts or concessions allowed to such brokers or dealers, where applicable, (v) that such brokers or dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and (vi) other facts material to the transaction.

         We can provide no assurances that the selling security holders will sell any or all of the shares of common stock offered by this prospectus. MangoSoft has agreed to pay the expenses for the registration of the shares of common stock offered by this prospectus. The selling security holders will be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of their shares.

                                LEGAL PROCEEDINGS


         On August 30, 1999, one of our stockholders filed suit in Orange County, California Superior Court alleging damages for fraud in the sale of securities under both federal and California law and seeking rescission of the purchase price of such securities. The caption of the matter is Rafik Y. Kammell, Plaintiff, v. Cachelink Corp., a Delaware corporation, Steven Frank, individually, Leonard Davidson, individually, Value Investing Partners, Inc., a corporation, Kevin R. Greene, individually, and Does 1 to 300, inclusive, Defendants, and the case number is OSCS 813867. The stockholder alleges misrepresentations, both verbal and within a private placement memorandum, of our technology and product readiness, the state of our marketing and sales activities and the returns the stockholder expected from his investment in us. The stockholder further alleges that these purported misrepresentations induced the stockholder's investment. The stockholder seeks damages in the amount of $50,000, the amount of the stockholder's original investment, plus interest. We do not believe that this litigation will have a material adverse effect on our business, financial condition and results of operations.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


         The following is a list of our directors and executive officers and their respective positions. All of the Company's officers provide services to the Company on a full-time basis.




NAME:                  AGE:  POSITIONS:
Dale Vincent           53    Director, President and Chief Executive Officer
Craig D. Goldman       55    Director and Non-Executive Co-Chairman
Paul C. O'Brien        60    Director and Non-Executive Co-Chairman
Dr. Ira Goldstein      55    Director
Selig Zises            56    Director
Dr. Nick Tredennick    53    Director
Joseph Robinson        37    Director
Donald A.  Gaubatz     46    Senior Vice President and Chief Operating Officer
Scott H. Davis         43    Vice President and Chief Technology Officer
Daniel J. Dietterich   43    Vice President, Research
Robert E. Parsons      49    Vice President and Chief Financial Officer
Robert J. Primmer      38    Vice President, Marketing
Peter Caparso          33    Vice President, Business Development
Thomas Teixeira        45    Vice President, Engineering


         Dale Vincent was appointed President, Chief Executive Officer and elected a Director following the September 1999 merger transaction among First American Clock Co., MangoSoft Corporation and MangoMerger Corp. (the "Merger"). Mr. Vincent has served as a Director of MangoSoft Corporation since July 1995, as its Chief Executive Officer from May 1999 to September 1999, and as its Chief Financial Officer from September 1998 to May 1999. Since April 1990, Mr. Vincent has served as a Managing Director of ACAP, a private investment company, and the general partner of Associated Capital L.P., a private investment company, and consults with Associated Capital L.P. on its investment and marketing activities. He has also served as a Director of MaMaMedia Inc. since 1996.

         Craig D. Goldman was elected a Director and Non-Executive Co-Chairman following the Merger. Mr. Goldman served MangoSoft Corporation in the same capacities since June 1999. Mr. Goldman founded Cyber Consulting Services Corporation and has been its President and Chief Executive Officer since 1996. Cyber Consulting Services provides strategic, business and technology consulting services to Fortune 500 and startup companies. Mr. Goldman also serves as a director of CMGI Inc., Engage Technology, Inc., NaviSite, Inc. and PRT Group, Inc.


         Paul C. O'Brien was elected a Director and Non-Executive Co-Chairman following the Merger. He previously served MangoSoft Corporation in the same capacities from June 1999 to September 1999. Since 1995 Mr. O'Brien served as the President of Pan-Asia Development, an investment firm concentrating on Asian ventures. In December 1994, Mr. O'Brien founded The O'Brien Group, Inc., a telecommunications investment and consulting firm that provides pro bono consulting services for a wide variety of non-profit organizations. Mr. O'Brien serves as a Director of NETOPTIK and Renaissance Worldwide, and is non-executive Chairman of the Board of View Tech and Cambridge Neuroscience. Mr. O'Brien is also a director of several private companies.

         Dr. Ira Goldstein was elected a Director following the Merger. He served MangoSoft Corporation in the same capacity from June 1999 to September 1999. Dr. Goldstein has been the Chief Scientist at the LaserJet Imaging Division of Hewlett-Packard Company for the past 2 years. Prior to that position he served Hewlett-Packard as Chief Technology Officer for 2 years. Dr. Goldstein received his Ph.D. in applied mathematics from Massachusetts Institute of Technology and his bachelor's degree in pure mathematics from Harvard University.

         Selig Zises was elected a Director following the Merger. He previously served MangoSoft Corporation in the same capacity from July 1995 to September 1999. Since April 1990 Mr. Zises has served as a Managing Director and Treasurer of ACAP, Inc., the general partner of Associated Capital L.P. In this capacity, he consults with Associated Capital L.P. on its trading and investment activities. Mr. Zises is the Chairman of the Board of Associated Venture Management, a venture capital and merchant banking firm. He also serves as a Director of Collagenesis, Inc.

         Dr. Nick Tredennick was elected a Director on February 8, 2000. He has served on the MangoSoft Board of Advisors since the Merger. Dr. Tredennick has served as President of Tredennick, Inc., a technical consulting company, since 1988. He served as Chief Scientist for Altera and currently serves as Chief Scientist for QuickSilver Technology. Dr. Tredennick is on the Board of Directors of OpenReach. Dr. Tredennick has a Ph.D. in Electrical Engineering from the University of Texas and an MSEE and BSEE from Texas Tech University.

         Joseph Robinson was elected a Director in June 2000. Since 1998 he has served as Chairman of UGO Networks, Inc., a technology infrastructure company. Prior to that he founded and served as an officer of Interworld Corporation, an e-commerce solutions provider.

         Donald A. Gaubatz was appointed Senior Vice President and Chief Operating Officer on January 31, 2000. Prior to joining the Company, Mr. Gaubatz was an independent investor and consultant, working with development stage companies in the fields of video, optical and wireless networking. From 1978 to 1994, Mr. Gaubatz held numerous positions at Digital Equipment Corporation. Mr. Gaubatz holds a Ph.D. in Computer Science from Cambridge University in England and a B.S. in Electrical Engineering from Washington University in St. Louis.

         Scott H. Davis was appointed Vice President and Chief Technology Officer following the Merger. He previously served MangoSoft Corporation in the same capacity since October 1998. From September 1995 through September 1998, he served MangoSoft Corporation as the Director of Software Development. Prior to joining MangoSoft Corporation in September 1995, Mr. Davis was employed by Digital Equipment Corporation where he held a variety of engineering and management positions over a 16 year period.

         Daniel J. Dietterich was appointed Vice President, Research following the Merger. He previously served MangoSoft Corporation in the same capacity since October 1998. From March 1997 through September 1998, he served MangoSoft Corporation as its Director of Development.

From October 1995 through February 1997 he was a Consulting Engineer for MangoSoft Corporation.

         Robert E. Parsons was appointed Vice President and Chief Financial Officer following the Merger. He previously served MangoSoft Corporation in the same capacity since August 1999. Mr. Parsons served Advanced Modular Solutions, Inc., a privately held technology company, as its Chief Financial Officer from 1997 to August 1999, as Director of Manufacturing during 1996 and 1997, and as Controller from 1992 to 1996.

         Robert J. Primmer was appointed Vice President, Marketing in March 2000. He previously served GeoTel communications as Director of Product Marketing, and prior to that he served as Vice President of Engineering at Aurora Systems.

         Peter Caparso was appointed Vice President, Business Development in June 1999. Prior to joining MangoSoft, Mr. Caparso managed OEM and major account relationships at VocalTec Incorporated and Stratus Computer Corporation. Mr Caparso began his career at Bell Atlantic Corporation, where he spent over nine years in the sales department managing the Internet Service Provider and Financial Institutional Accounts.

         Thomas Teixeira was appointed Vice President, Engineering in May 2000. He previously served Axtent Technologies as Director of Software Engineering. Prior to that position he served Compaq's Alta Vista Security Products Group as Engineering Manager and Technical Director for the Alta Vista Firewall and Tunnel products.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth the beneficial ownership of common stock as of June 30, 2000 by (i) each director, (ii) each of the named executive officers, (iii) all directors and executive officers of MangoSoft as a group, and (iv) all persons known by the Board of Directors to be beneficial owners of more than five percent of the outstanding common stock.


                                                                 PERCENT OF
                                         NUMBER OF SHARES OF    COMMON STOCK
         NAME                            COMMON STOCK OWNED        OWNED
--------------------------------------   -------------------    ------------
Dale Vincent..........................     1,027,135 (1)(2)         3.2%
Scott H. Davis .......................       250,000 (1)(2)          *
Daniel J. Dietterich .................       250,000 (1)(2)          *
Craig D. Goldman .....................       400,000 (1)(2)         1.2%
Paul C. O'Brien ......................       225,000 (1)(2)          *
Robert E. Parsons ....................       130,000 (1)(2)          *
Dr. Ira Goldstein ....................       150,000 (1)(2)          *
Selig Zises...........................     2,874,692 (2)(3)         8.8%

                                                                 PERCENT OF
                                         NUMBER OF SHARES OF    COMMON STOCK
         NAME                            COMMON STOCK OWNED        OWNED
--------------------------------------   -------------------    ------------
Dr. Nick Tredennick...................       100,000 (1)(2)          *
Donald A. Gaubatz.....................        81,250 (1)(2)          *
Robert J. Primmer.....................        25,000 (1)(2)          *
Peter Caparso.........................        25,000 (1)(2)          *
All directors and executive
  officers as a group.................     5,538,077 (4)           17.0%
Jay Zises.............................     3,088,577 (5)(6)         9.5%
Palisade Private Partnership, L.P.....     5,525,000 (5)(7)        17.0%
--------------------

*  Less than one percent.


(1) Includes shares of common stock which the directors and executive officers have the right to acquire through the exercise of stock options within 60 days of June 30, 2000, as follows: Dale Vincent, 1,000,000; Scott H. Davis, 250,000; David J. Dietterich, 250,000; Craig
         D. Goldman, 350,000; Paul C. O'Brien, 200,000; Robert E. Parsons, 130,000; Dr. Ira Goldstein, 100,000; Dr. Nick Tredennick, 100,000; Donald A. Gaubatz, 81,250; Robert J. Primmer, 25,000; and Peter Caparso, 25,000. Does not include shares of common stock which the directors and officers did not have the right to acquire through the exercise of options not exercisable within 60 days of June 30, 2000, as follows; Donald A. Gaubatz, 168,750; Robert E. Parsons, 30,000; Robert
         J. Primmer, 75,000; Thomas Teixeira, 80,000 and Peter Caparso, 30,000.


(2) Address is c/o MangoSoft, Inc., 1500 West Park Drive, Suite 190, Westborough, Massachusetts 01581.


(3) Total shares of common stock beneficially owned by Selig Zises include the following: 2,692,606 shares owned by Selig Zises; 113,287 shares owned by Guarantee & Trust Co. TTEE FBO Selig Zises R-IRA DTD 5-20-96 (a self-directed IRA); and 68,799 shares owned by his daughter, Lynn Zises. Selig Zises is the brother of Jay Zises, both of whom are principal stockholders of the Company. Other than the Zises family relationships referenced in this table and the related footnotes, there are no affiliations between Selig Zises and any other persons or entities identified in the table or footnotes.


(4) Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes.

(5) Addresses are as follows: Jay Zises: 767 3rd Avenue, 16th Floor, New York, New York 10017; Palisade Private Partnership, L.P.: One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024.


(6) Total shares of common stock beneficially owned by Jay Zises, the brother of Selig Zises, include the following: 63,928 shares owned by Jay Zises; 2,652,375 shares owned by Delaware Guarantee & Trust TTEE FBO Jay Zises IRA (a self-directed IRA); 40,478 shares owned by Jay Zises and Nancy Zises JTWROS; 169,932 shares owned by Guarantee & Trust TTEE FBO Jay Zises IRA DTD 7-9-92 (a self-directed IRA); 67,458 shares owned by Associated Capital LP; and 94,406 shares owned by Associated Capital Offshore LP. Nancy Zises is the wife of Jay Zises. Jay Zises is a limited partner in Associated Capital LP and Associated Capital Offshore LP, and has voting and dispositive power over of the common stock owned by these entities. Other than these limited partnerships and the Zises family relationships referenced in this table and the related footnotes, there are no affiliations between Jay Zises and any other persons or entities identified in the table or footnotes.


(7) Total shares of common stock beneficially owned by Palisade Private Partnership, L.P. include the following: 3,125,000 shares owned by Palisade Private Partnership, L.P.; 1,200,000 shares registered in the name of Clippership & Co.; and 1,200,000 shares registered in the name of Pitt & Co.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 105,000,000 shares, 100,000,000 of which are common stock and 5,000,000 of which are preferred stock.

         Common Stock. Under Nevada law and our Articles of Incorporation, holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. In the event of the liquidation, dissolution or winding up of MangoSoft, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

         Preferred Stock. Our Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series and the designation of such series, without further vote or action by the stockholders. Issuances of preferred stock could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding capital stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock. All of the shares of Series A Convertible Preferred Stock issued in the March 2000 financing have been converted into common stock and canceled.

         Anti-takeover Effects of Provisions of the By-Laws. Our By-Laws provide that stockholders may call a special meeting of stockholders only upon a request of stockholders owning at least 10% of our voting capital stock. These provisions of the By-Laws and the existence of authorized, but undesignated, preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and discourage certain types of transactions that may involve an actual or threatened change of control. Such provisions could have the effect of discouraging others from making tender offers for the common stock and, as a consequence, may also inhibit fluctuations in the market price of the common stock that could result from actual or rumored takeover attempts.

         Transfer Agent. The Transfer Agent for the common stock is Interwest Transfer Company.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Articles of Incorporation and By-Laws. We have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         See "Description of Business" below.

                                     EXPERTS

         The consolidated financial statements of MangoSoft, Inc. and subsidiary as of December 31, 1999 and 1998 and for the years then ended, which are included in this prospectus and elsewhere in the registration statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes explanatory paragraphs as to the basis of presentation and to a going-concern uncertainty), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             DESCRIPTION OF BUSINESS

HISTORY

         MangoSoft, Inc., a Nevada corporation, was incorporated on May 17, 1995 as First American Clock Co. ("First American"). First American registered a public offering of 187,800 shares of its common stock (as adjusted for stock splits) on Form SB-2, Commission File No. 33-93994, which became effective on October 25, 1995, raising gross proceeds of $54,150. First American used the net proceeds from that offering to acquire antique clocks for resale. First American did not generate any significant revenues from its operations and ceased such operations at the end of 1998. However, First American continued to file periodic reports with the SEC.

         Pursuant to an Agreement and Plan of Merger by and among MangoSoft Corporation, MangoMerger Corp. and First American, dated August 27, 1999 (the "Merger Agreement"), MangoSoft Corporation, a Delaware software development company, merged with MangoMerger Corp., a wholly-owned subsidiary of First American, which changed its name to MangoSoft, Inc., so that MangoSoft Corporation became the wholly-owned operating subsidiary of MangoSoft, Inc. (such transactions collectively referred to as the "Merger").

         Pursuant to the terms of the Merger Agreement, all of the outstanding capital stock of MangoSoft Corporation was converted into common stock of MangoSoft, Inc., par value $.001 per share, in accordance with the conversion rates specified in the Merger Agreement. In connection with the Merger, MangoSoft, Inc. issued 15,008,998 shares of common stock to security holders and certain debt holders of MangoSoft Corporation. As part of the Merger, we completed a private placement of 3,000,000 shares of common stock for net proceeds of approximately $3,098,827. We also issued 300,000 shares of common stock to the placement agent for this private placement. Because First American was a non-operating entity and the closing of the private placement was contingent upon the closing of the Merger, the Merger was accounted for as a capital transaction and treated as a reverse acquisition, so that MangoSoft Corporation was deemed to have acquired First American. Accordingly, unless otherwise specified, historical references to our operations are references to the operations of MangoSoft Corporation.


OUR BUSINESS

         Overview. We develop, market and support computer software solutions to address the networking needs of small and large businesses. We have leveraged our patented technology known as "Pooling" to develop our suite of software solutions. Pooling is a clustered caching technology that utilizes the network and resources of client personal computers ("PCs") and workstations to deliver easy-to-use advanced software services normally associated with servers.

         Our products enhance the performance of PC networks and deliver improved service utilizing existing equipment. We compete primarily with general technology suppliers such as Microsoft Corporation, Oracle Corporation and Novell, Inc., as well as emerging Internet storage companies such as Xdrive, Inc. We anticipate that we will encounter substantial competition from these companies as well as others entering the Internet storage market.

         We are a development stage company and have had limited revenues since our inception. Those revenues we have received have come from a small number of customers. See "Management's Discussion and Analysis."

         Our objective is to become the leading provider of software-based service solutions that enable our customers to maximize the return on their computer networks. We intend to leverage our Pooling technology with customer desktops and networks to deliver software based solutions for Local Area Networks ("LANs"), Internet file services and web cache appliances. Our strategy is to advance our existing products, establish more comprehensive distribution channels, including strategic partnerships, commercialize Mangomind, a new Internet service, and extend our current technology to additional software solutions.


         Technology. We use our highly adaptable Pooling technology to develop additional software solutions based on the concept of aggregating the excess memory and disk resources of networked computers. Our current initiative is to deliver an easy-to-use Internet file service, which provides universal native data access and sharing from any location. Since our inception, we have invested more than $24 million of our capital in the aggregate in research and development activities.

         Our core technology is based on patented, clustered cache technology that unifies memory and disk resources across multiple systems to provide a single shared resource accessible by all connected PC users. We have identified this technology as "Pooling" and have filed applications for nine patents, four of which have been granted. The Pool's caching and virtual memory techniques are made possible by a piece of software that creates virtual storage. Virtual storage refers to the unification of memory and disk resources of all systems on the network into a single, dynamic Pool. The technology that makes this possible is our "Distributed Storage Engine." It manages both memory and disk resources across systems as a unified shared virtual memory which it treats as a large, coherent cache. The global memory and disk managers are integrated so that both access data using the same set of global shared addresses.

         The Distributed Storage Engine also eliminates any fixed home for data. Data migrates to the most appropriate location based upon access patterns and availability requirements. Many of the control structures of the cache exhibit the same homeless behavior. Frequently referenced data is stored close to where it is used, improving performance of the entire system. Users can access data faster than if the data were statically stored on another computer.


         Products. Our current products include CacheLink, Medley and Mangomind. CacheLink is a software-based LAN-wide web-caching product designed to increase the delivery speed of Internet or Intranet content for any size business. CacheLink stores frequently viewed web pages for rapid retrieval by all PCs connected to the LAN. It complements the browser cache in each PC by linking them together into a single cache Pool. Access from any LAN-connected PC enables a cached copy to be available to all other users. As CacheLink attempts to be transparent and non-intrusive, it benefits LAN segments of all sizes, from as few as two nodes to an entire LAN segment with hundreds of users. The resulting system provides a faster-than-normal Internet experience for users and allows web page fragments to be retrieved from the local LAN instead of from the Internet or Intranet.

         Medley creates a software-based file server by aggregating idle capacity from connected PCs. Medley stores multiple copies of data and automatically recovers information from system failures and maintains data access. Our virtual server, referred to as a Pool, functions as another local hard drive and is visible on every system in the Pool.

         Mangomind, which is currently under development, will adapt Pooling technology to deliver a virtual file service for the Internet that enables universal native data access and sharing from any disparate location. We plan to offer the service through Internet Service Providers ("ISPs"), Application Service Providers ("ASPs"), and Internet community sites and portals. Since the intended virtual file service is an extended local file system, all programs operate directly on the files and data, which essentially extends all Windows applications to the Internet.

         Marketing and Sales. We are pursuing a multi-faceted marketing strategy, which includes: (i) the formation of strategic relationships with leading technology companies that can provide distribution and co-marketing efforts for our software and products; (ii) the internal development of an in-house sales and marketing team; (iii) the formation of a distribution channel with manufacturer's representative organizations ("MROs"); and (iv) the engagement of both an outside advertising agency and public relations firm. In addition, we intend to establish technology partnerships to explore, develop, market and distribute other applications related to our Pooling technology.

         We are pursuing the following strategic partnerships: ISPs, who sell our CacheLink product to the enterprise market; original equipment manufacturers ("OEMs") of network hardware, such as communications devices that enable shared Internet access throughout companies; and ASPs to act as distribution partners for Mangomind. We intend to commercialize bundled products and establish distribution channels through these relationships. We have entered into an agreement with 3Com Corporation, the terms of which are discussed below. Our ability to retain this and other strategic partners and align ourselves with other similar technology companies will greatly impact our future operations and financial position.

         We have successfully recruited and employed an in-house marketing team. A Vice President of Sales for the Mangomind product has recently been hired and is responsible for the development of a direct sales force. The success of our in-house sales and marketing team will depend on our ability to attract and retain qualified personnel as well as the overall market perception of our products.

         Our market strategy includes the formation of business alliances with MROs. The MROs will market our products to their network of customers, further enhancing our position within the market. We recently entered into a distribution agreement with Marketlink Technologies, LLC, the terms of which are discussed below, to market and sell the CacheLink product to computer resellers, independent software vendors, integrators and other computer service providers. We can provide no assurances that our relationship with Marketlink or any other MRO will contribute to increased sales of our products.

         We have engaged both an outside advertising agency and public relations firm to assist us in our marketing. We believe that the services these firms provide us will enhance our image within the market; however, we can provide no assurances that the services provided by these firms will result in increased sales.

         On July 5, 2000, we executed a Manufacturer's Representative Agreement with Marketlink Technologies, LLC ("Marketlink"), under which Marketlink agreed to act as designated selling agent for our CacheLink software product. Marketlink is a national manufacturer's representative organization specializing in the sales of technology products. Under this agreement, Marketlink will receive a monthly retainer of $55,000 and commissions equal to 5% of all sales of CacheLink made in the U.S. excluding sales to certain of our pre-existing accounts. The agreement is for a one-year term with automatic annual renewals subject to termination on 90 days' notice and certain termination provisions relating to Marketlink's sales performance. We have not received any revenues to date under the Marketlink agreement. We expect that Marketlink will begin marketing CacheLink 3.0 Pro in September 2000.

         On July 14, 2000, we executed a Value Added Reseller Agreement with 3Com Corporation ("3Com"), under which we agreed to license CacheLink 3.0 Pro to 3Com for use in 3Com's Office Connect(R) LAN Modem product line. Under this agreement, 3Com agreed to pay us: (i) a fee for each 3Com unit containing CacheLink shipped by 3Com based on an annual sliding scale of $4.50 per unit for the first 150,000 units shipped to $2.50 per unit for 450,000 units shipped and above; and (ii) an advance payment of $100,000 credited against the first 22,222 units shipped regardless of the time period required to ship these units. The term of the 3Com agreement is perpetual subject to termination on 30 days' notice after July 14, 2001. We have not received any revenues to date under the 3Com agreement.


         Product Support. We provide technical support to our partners through Internet communication, electronic mail and a traditional telephone support line. We depend on our resellers and strategic partners to provide end-user support and troubleshooting. We maintain a specific reseller area on our web site that includes a frequently asked questions sheet and regularly updated support information. Analysis of support calls is used to improve and enhance both the product and the web site content.

         Intellectual Property. To date, we have been granted four patents as follows: (i) System and Method for Providing Highly Available Data Storage Using Globally Addressable Memory (June 1, 1999); (ii) Structured Data Storage Using Globally Addressable Memory (June 29, 1999); (iii) Remote Access and Geographically Distributed Computers in a Globally Addressable Storage Environment (November 16, 1999); and (iv) Shares client-side Web Caching Using Globally Addressable Memory (February 15, 2000). Our Distributed Storage Engine is not covered by a single patent. Our issued patents cover various inventions incorporated into the Distributed Storage Engine or improvements in such inventions. In addition, we previously filed two provisional patent applications. One of these provisional patent applications has expired and one is still pending. We have applied for five other U.S. patents which applications are still pending. We have also filed patent applications outside of the U.S. that are counterparts to the issued patents and pending applications. We also own trademarks on "CacheLink," "Medley," "Mango," "MangoSoft," "Pool" and "Pooling."

         We consider elements of our software and Pooling technology to be proprietary. We rely on a combination of trade secrets, copyright and trademark law, contractual provisions, confidentiality agreements, and certain technology and security measures to protect our intellectual property, proprietary technology and know-how. Our future results of operations are highly dependent on the proprietary technology that we have developed internally. Consequently, we have taken actions to secure our proprietary technology in the form of patent protection. If we are denied our patent requests, either individually or as a group, we believe that there would be a material adverse impact on our business.

         We are actively seeking an external solution for our data encryption needs. We expect to enter into an agreement with an encryption technology company. This agreement will most likely require that we make limited royalty payments to the company based on the volume of our sales.

         Employees. As of December 31, 1999, we had 46 full-time employees, of which 41 were in product research, development and support, 2 were in sales and marketing and 3 were in finance and administration. None of our employees is subject to employment or collective bargaining agreements.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 1999 AND 1998

         As described above and in Note 2 to the Consolidated Financial Statements included in Form 10-KSB for the fiscal year ended December 31, 1999, the Merger qualified for reverse acquisition accounting, and thus the historical financial results of MangoSoft, Inc. are those of MangoSoft Corporation. We are considered to be a development stage company since we have not generated significant revenues from the products that we have developed to date.

         Revenue decreased from $245,406 in 1998 to $37,207 in 1999 due to our decision to defer sales and marketing efforts and focus on product quality. A single customer, Hitachi, Ltd., represented 67% of the 1999 revenue, while another customer, Nippon Telephone & Telegraph, represented 85% of the 1998 revenue. No other customer represented 10% or more of revenue in 1999 or 1998.

         Cost of revenues decreased to $363 from $91,529 due to the lower level of revenue. In 1999, products sold were delivered over the Internet and the Company incurred no disk replication costs as in 1998.

         Operating expenses, excluding stock-based compensation costs, decreased 46.4% to $7,103,132 in 1999 from $13,259,855 in 1998. The decrease is attributable to our change in sales distribution strategy from a retail approach to using value added resellers, the consolidation of corporate functions and a reduction in total personnel. Operating expenses, including stock-based compensation costs, increased 110.0% to $27,837,827 in 1999 from $13,259,855 in 1998.

         Stock-based compensation costs were $20,734,695 in 1999. Of this total, $10,085,922 related to research and development, $1,303,333 related to selling and marketing and $9,345,440 related to general and administrative activities. The stock-based compensation costs represent the excess of the fair value of the common stock over the exercise price of the variable stock option grants made during the year. There were no stock-based compensation costs in 1998.

         A summary of the operating expenses and the (decreases) increases between 1999 and 1998 are as follows:


                                                  YEAR ENDED DECEMBER 31,                  INCREASE (DECREASE)
                                         -----------------------------------     ----------------------------------------
                                              1999                1998              AMOUNT ($)            PERCENTAGE
                                         -------------       ---------------     ----------------       --------------
Research and development (excluding
stock-based compensation of
$10,085,922 in 1999)....................  $ 4,420,903         $ 6,615,558         $ (2,194,655)              (33.2)
Selling and marketing (excluding
stock-based compensation of
$1,303,333 in 1999).....................      412,842           2,608,190           (2,195,348)              (84.2)
General and administrative (excluding
stock-based compensation of
$9,345,440 in 1999).....................    2,204,499           3,388,312           (1,183,813)              (34.9)
Consulting fees paid to related party...       64,888             647,795             (582,907)              (90.0)
                                         -------------       ---------------     ----------------       --------------
Subtotal................................    7,103,132          13,259,855           (6,156,723)              (46.4)
Stock-based compensation................   20,734,695                 --           (20,734,695)                N/A
                                         -------------       ---------------     ----------------       --------------
Total...................................  $27,837,827         $13,259,855         $ 14,577,972               110.0
                                         =============       ===============     ================       ==============

         Interest income declined from $168,498 in 1998 to $13,542 in 1999 due to generally lower average cash balances in 1999, because only $6.0 million was raised during 1998 and 1999 through debt offerings, versus $13.1 million raised at the end of 1997 through the sale of the MangoSoft Corporation Series E Redeemable Convertible Preferred Stock.

         Interest expense increased from $69,233 in 1998 to $5.2 million in 1999 due to the issuance of the MangoSoft Corporation 12% Senior Secured Convertible Notes (the "12% Notes") in February 1999. Approximately $4.9 million of the interest cost in 1999 represents the value of a beneficial conversion feature of the 12% Notes. Pursuant to the Merger, the 12% Notes converted at a price of $.71 per share, which was lower than the fair value of the common stock. The difference between the $.71 price and the fair value, which constitutes a beneficial conversion feature, was recorded as interest expense. Since the accrued interest on the 12% Notes also converted to common stock in conjunction with the Merger, virtually none of the interest expense required a cash outlay in 1999.

         The loss from operations increased from $13.1 million in 1998 to $27.8 million in 1999, or 112.1%, primarily due to stock-based compensation costs. The net loss increased 152.6% to $33,021,645 in 1999 from $13,073,913 in 1998 due primarily to the stock-based compensation costs and the beneficial conversion feature of the 12% Notes.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


         We did not recognize any revenues for the three-month period ended September 30, 2000 compared with $27,775 for the comparable period in 1999. The decrease was attributable to declining sales of our Medley product. A single customer, Hitachi, Ltd., represented 89% of our revenues for the three months ended September 30, 1999. No other customer represented 10% or more of our revenues in either period.

         On July 5, 2000, we executed a Manufacturer's Representative Agreement with Marketlink Technologies, LLC ("Marketlink"), under which Marketlink agreed to act as designated selling agent for our Cachelink software product. Marketlink is a national manufacturer's representative organization specializing in the sales of technology products. Marketlink began marketing Cachelink 3.0 Pro in September 2000. On July 14, 2000, we executed a Value Added Reseller Agreement with 3Com Corporation ("3Com"), under which we agreed to license Cachelink 3.0 Pro to 3Com for use in 3Com's Office Connect(R) LAN Modem product line. We did not receive any revenues under the Marketlink or the 3Com agreement for the three months ended September 30, 2000.

         Operating expenses, including research and development, selling and marketing, general and administrative and consulting fees paid to related parties, but excluding stock-based compensation, increased 161% to $4,565,106 for the three-month period ended September 30, 2000 compared to $1,750,694 for the comparable period in 1999. The increase is primarily attributable to costs associated with the on-going development of our Mangomind service, an increase the number of employees and the expansion of our marketing, sales and support activities for the Mangomind service and Cachelink product. A summary of our operating expenses for the three months ended September 30, 2000 as compared to the same period in 1999 is as follows:


                                                          Three Months Ended September 30,     Increase (Decrease)
                                                       -----------------------------------     -------------------
                                                            2000                1999                $ Amount
                                                       --------------     ----------------     -------------------
Research and development (excluding a stock-
based compensation benefit of $7,814,515, net in
2000 and a stock-based compensation expense of
$4,060,631, net in 1999)............................   $    1,569,116       $   1,274,944        $       294,172
Selling and marketing (excluding a stock-based
compensation benefit of $804,976, net in 2000
and a stock-based compensation expense of
$478,802, net in 1999)..............................        1,181,776             152,076              1,029,700
General and administrative (excluding a stock-
based compensation benefit of $6,691,732, net in
2000 and a stock-based compensation expense of
$4,031,182, net in 1999)............................        1,807,926             292,079              1,515,847
Consulting fees paid to related party...............            6,288              31,595               (25,307)
                                                                -----              ------               --------
                                                            4,565,106           1,750,694              2,814,412
Stock-based compensation benefit, net...............     (15,311,214)           8,570,615           (23,881,829)
                                                         ------------           ---------           ------------
     Operating expenses, net .......................   $ (10,746,108)       $  10,321,309        $  (21,067,417)
                                                         ============          ==========           ============

         The stock-based compensation benefit of $15,311,214 during the three months ended June 30, 2000 relates primarily to stock appreciation rights ("SARs") granted in tandem with certain employee stock options. A net benefit was recorded for the three-month period ended September 30, 2000 due to a decrease in the quoted market price of our common stock from $12.625 per share at June 30, 2000 to $6.3125 per share at September 30, 2000. The entire $8,570,615 in stock-based compensation expense for the three months ended September 30, 1999 was recorded due to the increase in the quoted market price of the common stock from the grant date to September 30, 1999.

         Income from operations was $10,746,108 for the three-month period ended September 30, 2000 compared with a loss from operations of $10,293,534 for the comparable period in 1999 as a result of the above factors.

         Interest income increased $380,341 to $384,101 for the three months ended September 30, 2000 compared to $3,760 for the three months ended September 30, 1999. The increase is attributable to interest earned on the investment of the proceeds we received from the sale of our common stock and the Convertible Preferred Stock, Series A in March and April 2000.

         Interest expense decreased $4,980,781 to $270 for the three months ended September 30, 2000 compared to $4,981,051 for the three months ended June 30, 1999. Included in the 1999 interest expense was $4,860,000 in interest expense recognized as a result of a beneficial conversion feature on our February 1999 issuance of 12% convertible notes. In conjunction with our September 7, 1999 merger with First American Clock Co., the terms of these notes were changed, which provided for a beneficial conversion to all note holders. The remainder of the decrease was attributable to the conversion of our debt into common stock in conjunction with our merger in September 1999.

RESULTS OF OPERATIONS - NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

         Revenue was $3,569 in for the nine-month period ended September 30, 2000 compared with $35,766 for the comparable period in 1999. The decrease was attributable to declining sales of our Medley product. Customers representing 10% or more of our revenues for the nine months ended June 30, 2000 were IPEX Information Technology Group and Ramp Networks, Inc. (approximately 32% and 17%, respectively). A single customer, Hitachi, Ltd., represented 70% of our revenues for the nine months ended September 30, 1999. No other customer represented 10% or more of our revenues in either period.

         Cost of revenue in 1999 represented disk replication costs. In 2000, our software products were delivered via the Internet and we therefore incurred no disk replication costs.

         Operating expenses, including research and development, selling and marketing, general and administrative and consulting fees paid to related parties, but excluding stock-based compensation, increased 84% to $9,635,386 for the nine-month period ended September 30, 2000 compared to $5,247,152 for the comparable period in 1999. The increase is primarily attributable to costs associated with the on-going development of our Mangomind service, an increase the number of employees and the expansion of our marketing, sales and support activities for the Mangomind service and Cachelink product. A summary of our operating expenses for the nine months ended September 30, 2000 as compared to the same period in 1999 is as follows:


                                                        Nine Months Ended September 30,     Increase (Decrease)
                                                        -------------------------------     -------------------
                                                              2000           1999                $ Amount
                                                        --------------   --------------     -------------------
Research and development (excluding a stock-
based compensation benefit of $2,856,712, net in
2000 and a stock-based compensation expense of
$4,060,631, net in 1999)............................    $   4,058,339    $  3,372,695         $      685,644
Selling and marketing (excluding a stock-based
compensation benefit of $97,103 and $478,802,
net, in 2000 and 1999, respectively)................        1,893,486         211,701              1,681,785
General and administrative (excluding a stock-
based compensation benefit of $47,356, net in
2000 and a stock-based compensation expenses
of $4,031,182, net in 1999).........................        3,658,273       1,611,558              2,046,715
Consulting fees paid to related party...............           25,288          51,198               (25,910)
                                                               ------          ------               --------
                                                            9,635,386       5,247,152              4,388,234
Stock-based compensation............................      (2,806,965)       8,570,615           (11,377,580)
                                                          -----------       ---------           ------------
     Total operating expenses ......................    $   6,828,421    $ 13,817,767         $  (6,989,346)
                                                            =========      ==========            ===========

         The stock-based compensation benefit of $2,806,965 during the nine months ended September 30, 2000 relates primarily to stock appreciation rights ("SARs") granted in tandem with certain employee stock options. A net benefit was recorded for the nine-month period ended September 30, 2000 due to a decrease in the quoted market price of our common stock from $9.75 per share at December 31, 1999 to $6.3125 per share at September 30, 2000. The entire $8,570,615 in stock-based compensation expense for the nine months ended September 30, 1999 was recorded due to the increase in the quoted market price of the common stock from the grant date to September 30, 1999.

         The loss from operations decreased $6,957,512, or 51%, to $6,824,852 for the nine-month period ended September 30, 2000 compared with a loss from operations of $13,782,364 for the comparable period in 1999 as a result of the above factors.

         Interest income increased $776,005 to $783,036 for the nine months ended September 30, 2000 compared to $7,031 for the nine months ended September 30, 1999. The increase is attributable to interest earned on the investment of the proceeds we received from the sale of our common stock and the Convertible Preferred Stock, Series A in March and April 2000.

         Interest expense decreased $5,213,769 to $10,224 for the nine months ended September 30, 2000 compared to $5,223,993 for the nine months ended September 30, 1999. Included in the 1999 interest expense balance was $4,860,000 in interest expense recognized as a result of a beneficial conversion feature on our February 1999 issuance of 12% convertible notes. In conjunction with our September 7, 1999 merger with First American Clock Co., the terms of these notes were changed, which provided for a beneficial conversion to all note holders. The remainder of the decrease was attributable to the conversion of our debt into common stock in conjunction with our merger in September 1999.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

         We were formed in June 1995 and, since our formation, have raised approximately $74.2 million as of September 30, 2000 through the private placement of debt and equity securities.

         In addition, we have, at times, depended upon bank debt, loans from stockholders and Directors and credit from suppliers to meet interim financing needs. We incurred $750,000 of bank debt in 1998 to purchase capital equipment, which was subsequently repaid using proceeds we received from issuance of the 12% Senior Secondary Secured Convertible Notes in 1999. Borrowings from stockholders and Directors have generally been refinanced with new debt instruments or converted into additional equity. At September 30, 2000, approximately $1.9 million in additional financing was provided through accounts payable, accrued expenses and other trade credit.

         The proceeds we raised through the private placement of debt and equity securities have been used in the development of our current products with approximately $27.0 million invested in research and development and approximately $14.2 million in sales and marketing, principally due to an earlier attempt to distribute our products through traditional retail software channels. The remaining proceeds have been used for working capital and general corporate purposes.

         To date, product sales have provided a minor source of liquidity. From inception through September 30, 2000, we have generated approximately $0.3 million in sales and incurred cumulative net losses of approximately $75.1 million, including net losses of $6.0 million in the nine months ended September 30, 2000 and $33.0 million during the year ended December 31, 1999. We expect to incur additional operating losses and expect cumulative losses to increase substantially as we expand our marketing, sales and research and development efforts. In July 2000, we entered into agreements with Marketlink and 3Com. Marketlink has agreed to act as designated selling agent for our Cachelink software product. Under the terms of our Value Added Reseller Agreement with 3Com, we agreed to license Cachelink 3.0 Pro to 3Com for use in 3Com's Office Connect(R) LAN Modem product line. We have not received any revenues under these agreements for the three months ended September 30, 2000.

         The auditors' opinion on our financial statements for the fiscal years ended December 31, 1999 and 1998 includes a going concern explanatory paragraph, which highlights the uncertainty of our ability to continue our operations. Unless we can generate a significant level of on-going revenue and attain adequate profitability in the near-term, we will need to seek additional sources of equity or debt financing. Although we have been successful in raising past financing, there can be no assurance that any additional financing will be available to us on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed will have a material adverse effect, requiring us to significantly curtail or possibly cease our operations. In addition, any additional equity financing may involve substantial dilution to the interests of our then existing shareholders.

         We received approximately $32.4 million from the sale of common stock and Preferred Stock (see below) in 2000. The $32.4 million in proceeds has been designated for research and development, marketing and general working capital or such other purposes we may determine from time to time in our discretion. Costs incurred in connection with the sale of our common and Preferred Stock were approximately $1.0 million, including $0.7 million representing the fair value of warrants issued to the placement agent to purchase 58,975 shares of stock at $4.00 per share. As of September 30, 2000, there remained $21.9 million of the proceeds we raised in 2000.

         Under the terms of the Preferred Stock issuance, the Preferred Stock automatically converted into common stock on a one-for-one basis in April 2000 when $10.0 million or greater was raised in the subsequent sale of our common stock. The offer and sale of our common and Preferred Stock were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder. Management believes the remaining $21.9 million in proceeds from the sale of our common and Preferred Stock will be adequate to fund our existing operations for at least the next twelve (12) months.


RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for hedging activities and derivative instruments, including certain derivative instruments embedded in other contracts. The provisions of SFAS No. 133 are effective for periods beginning after June 15, 2000. We are currently evaluating the effect, if any, SFAS No. 133 will have on our financial position and its results of operations. We will adopt this accounting standard on January 1, 2001, as required.

         On December 3, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 provides guidance on the recognition, presentation and disclosure of revenues in financial statements filed with the Securities and Exchange Commission. We are currently evaluating the effect, if any, SAB No. 101 will have on our financial position and results of operations. We will adopt this accounting standard during the fourth quarter of 2000, as required.

                             DESCRIPTION OF PROPERTY


     Our research and development, sales and marketing, customer support and administrative offices are located in Westborough, Massachusetts, and consist of approximately 23,000 square feet of office space under a lease expiring on August 31, 2001. We lease our offices from Westborough Five, an independent, third-party lessor. The lease terms include an annual base rent of $511,268 per year plus a proportionate share of certain operating costs, such as common area maintenance. The total rent expense on this facility in 1999 was $540,697. Our offices have the capacity to accommodate approximately 100 employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During 1998, Associated Venture Management ("AVM") provided executive and administrative assistance to MangoSoft Corporation, including services performed by Dale Vincent through August 1998. Mr. Vincent was an employee of AVM and he served MangoSoft Corporation as a consultant. The cost of these services totaled $647,795 in 1998, including $151,200 for Mr. Vincent's services. In addition, MangoSoft Corporation issued warrants to AVM for services rendered to purchase 25,000 shares of its common stock at an exercise price of $3.50 per share. These warrants were terminated for no consideration in connection with the Merger. In 1999, AVM provided administrative assistance to MangoSoft, Inc. at a total cost of $64,888. Selig Zises, a director of MangoSoft, Inc., is the Chairman of the Board of AVM. We believe that the fees paid to AVM for its executive and administrative services during 1999 and 1998 were on terms as favorable as those available from non-affiliated persons.

     In September 1998, MangoSoft Corporation established a consulting relationship with Dale Vincent, a director of MangoSoft, Inc., to serve as its interim Vice President and Chief Financial Officer. The consulting relationship continued when Mr. Vincent became President and Chief Executive Officer of MangoSoft Corporation. For his services we compensated Mr. Vincent through his company, RCG Real Estate (RCG"), in the amount of $12,500 per month. These payments were made through December 31, 1999 and were in lieu of salary paid to Mr. Vincent by us. Mr. Vincent served MangoSoft Corporation through RCG because it was not clear at that time that he would join MangoSoft Corporation on a permanent basis. We believe that the fees paid to RCG for Mr. Vincent's services during 1999 and 1998 were on terms as favorable as those available from non-affiliated persons.

     In October 1998, MangoSoft Corporation issued a $1 million demand note to each of Selig Zises and Jay Zises. Both Selig Zises and Jay Zises are principal shareholders of MangoSoft, Inc. and Selig Zises is a director of MangoSoft, Inc. Such notes were unsecured, accrued interest at a rate of 8% per annum and were senior to all obligations of MangoSoft Corporation. In February 1999, each of the notes was converted into $1 million of the 12% Notes of MangoSoft Corporation. Over the following six months, Selig and Jay Zises advanced in the aggregate an additional $2,032,500 of interim financing, of which $2,000,000 represented the purchase of additional 12% Notes, in order for MangoSoft Corporation to meet its working capital needs. Also in February 1999, Palisade Private Partnership, L.P. ("Palisade") purchased $2 million principal of amount of 12% Notes. In September 1999, in connection with the Merger, the aggregate $6 million principal amount plus accrued interest on the 12% Notes held by Selig Zises, Jay Zises and Palisade was converted into 9,000,000 shares of common stock, so that 3,000,000 shares of common stock were issued to each of Selig Zises, Jay Zises and Palisade.

     Due to MangoSoft Corporation's continuing losses and lack of significant revenue, in February 1999 MangoSoft Corporation encountered difficulty with the issuance of the 12% Notes. Given the difficult market conditions at that time for this type of security issuance, the 12% Notes contained a beneficial conversion feature to make the investment more attractive to new investors. The beneficial conversion feature allowed for conversion of the 12% Notes into shares of common stock at 75% of the lowest cash price paid for any equity offering during the period from the date of the issuance of the 12% Notes to their conversion, subject to additional discounts for each month following the initial six-month period that the 12% Notes remained unpaid, with a maximum discount of 50%.

     At the time of the Merger, the conversion rate was 65% of the lowest cash price paid for common stock. However, to facilitate completion of the Merger in September 1999, an agreement was negotiated with Selig and Jay Zises and Palisade to convert the 12% Notes at 58% of the lowest price paid for the common stock, or $0.71 per share. We believe the terms of its borrowing arrangements with Selig and Jay Zises and Palisade were on terms as favorable as those available from non-affiliated persons.

     In December 1999, we issued to Selig Zises an 8% unsecured demand note for $200,000 principal amount which was senior to all our obligations. On March 28, 2000, we repaid the $232,500 principal, including $32,500 outstanding from earlier in the year, plus related accrued interest owed to Selig and Jay Zises. We believe the terms of its borrowing arrangements with Selig and Jay Zises were on terms as favorable as those available from non-affiliated persons.


     We have an agreement with Craig D. Goldman, a director, pursuant to which Mr. Goldman shall receive grants of stock options exercisable at the current market price of the common stock on the date of grant equal to 1% of our voting securities on a fully-diluted basis. The anti-dilution provision for options granted to Mr. Goldman in connection with his joining the Board of Directors is in recognition of his knowledge, experience and extensive business relationships within the computer software and e-business fields. Options granted to Mr. Goldman are adjusted whenever there are significant new stock option grants or shares of common stock issued to others. In the absence of significant new grants to others, Mr. Goldman's options are adjusted on a quarterly basis. As of June 30, 2000 Mr. Goldman has been granted options to purchase 350,000 shares of common stock at exercise prices ranging from $1.25 to $4.00. Options granted to Mr. Goldman have been included in our issued and outstanding stock options granted to employee and non-employees. See Notes 9 and 11 of our consolidated financial statements.

         On May 27, 1999, MangoSoft Corporation and Steve Frank, MangoSoft Corporation's former Chief Executive Officer, reached a settlement agreement and general release of claims brought by both parties over the termination of Mr. Frank. As part of the settlement agreement, MangoSoft Corporation agreed to repurchase 200,000 shares of its common stock for the sum of $100,000 upon the completion of financing in the aggregate amount of $3,000,000. In connection with the Merger, we repurchased the 200,000 shares from Mr. Frank as agreed.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


         Market Information. As of November 10, 2000, we had a total of approximately 26,884,974 shares of common stock issued and outstanding. We estimate that approximately 2,762,095 shares of common stock are freely tradable.

         We estimate that approximately 24,122,879 shares of common stock, or 90% of the total issued and outstanding shares, are restricted securities under Rule 144. We are registering with the SEC 24,271,342 shares of common stock (including common stock issuable upon the exercise of warrants) under the registration statement relating to this prospectus, and these shares will be freely tradable following the effectiveness of the registration statement.


         The common stock is currently traded on the OTCBB under the ticker symbol "MNGX". The following sets forth the range of the high and low closing price quotations for each calendar quarter during which trading occurred during the prior two fiscal years. Such quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions:



                                 HIGH                   LOW
                                 ----                   ---
2000
First Quarter                   $26.50                 $8.25
Second Quarter                   17.75                  6.38
Third Quarter                    17.00                  5.00


1999
First Quarter                    $7.50                 $1.73
Second Quarter                   11.00                  4.00
Third Quarter                    13.13                  4.50
Fourth Quarter                    9.75                  3.25

1998
First Quarter                     N/A                   N/A
Second Quarter                   $1.56                 $1.50
Third Quarter                     1.56                  1.50
Fourth Quarter                    1.25                  1.25

         Holders of Common Stock. As of November 30, 2000, there were approximately 473 record holders of common stock. This number does not include stockholders for whom shares were held in a nominee or street name.


         Dividends. We have not previously paid any dividends on the common stock and do not anticipate paying cash dividends in the foreseeable future. The only restrictions that limit our ability to pay dividends on the common stock are those imposed by Nevada law. Under Nevada law, no dividends or other distributions may be made which would render us insolvent or reduce our assets to less than the sum of our liabilities plus the amount needed to satisfy any liquidation preference.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth information about the compensation paid, or payable, by us for services rendered in all capacities by our Chief Executive Officer and each of our most highly paid executive officers who earned more than $100,000 for each of the fiscal years ended December 31, 1999, 1998 and 1997 in which such officers were executive officers for all or part of such year.

                                                ANNUAL COMPENSATION                          LONG TERM COMPENSATION
                                                -------------------                          ----------------------
                                                                 OTHER ANNUAL      RESTRICTED         SECURITIES        ALL OTHER
      NAME AND                                                   COMPENSATION        STOCK            UNDERLYING       COMPENSATION
 PRINCIPAL POSITION        YEAR      SALARY ($)     BONUS ($)        ($)           AWARD(S) ($)       OPTIONS (#)          ($)
-------------------        ----      ----------     ---------    ------------      ------------       -----------      -------------
Dale Vincent (1)
President and Chief
Executive Officer          1999      150,000          --              --              --                400,000            --
                           1998      201,200          --              --              --                  --               --
                           1997        --             --              --              --                  --               --
Mick Jardine (2)
President                  1999        --             --              --              --                  --               --
                           1998        --             --              --              --                  --               --
                           1997        --             --              --              --                  --               --
Scott H. Davis
Vice President and
Chief Technology
Officer                    1999      128,000       19,000             --              --                250,000            --
                           1998      124,462          --              --              --                  --               --
                           1997      103,846          --              --              --                  --               --
Daniel J. Dietterich
Vice President,
Engineering                1999      119,139        6,050             --              --                250,000            --
                           1998      113,692          --              --              --                  --               --
                           1997      106,462          --              --              --                  --               --
Robert E. Parsons (3)
Vice President and
Chief Financial
Officer                    1999       43,269       25,000(5)          --              --                160,000            --
                           1998        --             --              --              --                  --               --
                           1997        --             --              --              --                  --               --
James M. Stark (3)(4)
Senior Vice President,
Sales and Marketing        1999       36,058      25,000 (5)          --              --                200,000            --
                           1998        --             --              --              --                  --               --
                           1997        --             --              --              --                  --               --
--------------



(1) From March 1998 to September 1998, Mr. Vincent served as the Chief Financial Officer of MangoSoft Corporation pursuant to an agreement between MangoSoft Corporation and AVM. Selig Zises, a director and principal stockholder of MangoSoft, Inc., is the Chairman of the Board of AVM. The cost of Mr. Vincent's services was $151,200, which was included in the $647,795 administrative fee charged to MangoSoft Corporation by AVM during 1998. In September 1998, MangoSoft Corporation negotiated an agreement with Mr. Vincent and his company RCG under which Mr. Vincent continued to serve MangoSoft Corporation as its Chief Financial Officer, in consideration of which MangoSoft Corporation paid RCG $12,500 per month. In May 1999, Mr. Vincent was named the President and Chief Executive Officer of MangoSoft Corporation. Mr. Vincent continued to be compensated under the terms of the agreement with RCG through December 1999. On January 1, 2000, Mr. Vincent became our employee and the agreement with RCG was terminated. We believe the fees paid to AVM and RCG for Mr. Vincent's services during the respective periods were on terms as favorable as those available from non-affiliated persons.


(2) Mr. Jardine was paid no compensation for his services to MangoSoft, Inc. Mr. Jardine resigned effective as of the Merger.

(3) The 1999 salary amounts reflect a partial year. Mr. Parsons began employment in August 1999. Mr. Stark began employment in September 1999.

(4)  Mr. Stark terminated his employment effective April 1, 2000.

(5)  Bonus was earned in 1999 and paid in 2000.


EMPLOYMENT AGREEMENTS

     The Company does not have employment agreements with any of its executive officers.

STOCK OPTION GRANTS

     The following table provides information concerning grants of stock options by the Company to the named executive officers during 1999.



                              OPTION GRANTS FOR FISCAL 1999
-------------------------------------------------------------------------------------------------------
                           NUMBER OF
                           SECURITIES           % OF TOTAL             EXERCISE
                           UNDERLYING          OPTIONS/SARS            PRICE PER
                          OPTIONS/SARS          GRANTED TO              SHARES          EXPIRATION
      NAME                  GRANTED          EMPLOYEES IN 1999          ($/SH)             DATE
--------------------     --------------    --------------------     ---------------   ----------------
Dale Vincent                400,000                12.4%                  $1.25            9/07/09
Scott H. Davis              250,000                 7.7%                  $1.25            9/07/09
Daniel J. Dietterich        250,000                 7.7%                  $1.25            9/07/09
Robert E. Parsons           160,000                 4.9%                  $1.25            9/07/09
James M. Stark              200,000                 6.2%                  $1.25            9/07/09


OPTION EXERCISES AND VALUES FOR 1999

     The following table provides information concerning options exercised by the named executive officers and the value of such officers' unexercised options at December 31, 1999. The Value of the Unexercised In-The-Money Options is based on the average bid and ask price of the common stock on the OTCBB on December 31, 1999. There is no established market for the common stock and, accordingly, such valuation may not necessarily reflect the actual market value of the outstanding options.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                            NUMBER OF
                                                      SECURITIES UNDERLYING                  VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS/SARS             IN-THE-MONEY OPTIONS/SARS
                    SHARES                              AT FISCAL YEAR-END                    AT FISCAL YEAR-END
                 ACQUIRED ON        VALUE         ---------------------------------     ------------------------------
    NAME         EXERCISE (#)    REALIZED ($)      EXERCISABLE       UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
-------------   -------------   -------------     -------------     ---------------     -------------   --------------
Dale Vincent         --              --              400,000              --             $3,400,000           --
Scott H. Davis       --              --              250,000              --              2,125,000           --
Daniel J.            --              --              250,000              --              2,125,000           --
Dietterich
Robert E.            --              --              100,000            60,000              850,000      $ 510,000
Parsons
James M. Stark       --              --              100,000           100,000              850,000        850,000




                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On January 11, 2000, we dismissed our then current independent accountant, David T. Thomson P.C. ("Thomson"). The decision to change independent accountants was recommended by our Audit Committee and approved by our Board of Directors on October 14, 1999. We appointed Deloitte & Touche LLP as our independent accountant as of January 11, 2000.

         Our change in independent accountants was a result of the Merger. Thomson was the accountant for First American Clock and Deloitte & Touche LLP had been the auditor for MangoSoft Corporation since its inception. Following the Merger, we appointed Deloitte & Touche LLP as our independent accountant to ensure continuity.

         Thomson's report on the financial statements of First American Clock for the fiscal years ended December 31, 1997 and 1998 did not contain an adverse opinion or disclaimer of opinion. Furthermore, such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. However, Thomson's reports for the fiscal years ended December 31, 1997 and 1998 contained doubt about First American Clock's ability to continue as a going concern.

         During the fiscal years ended December 31, 1998 and 1999, there were no disagreements between First American Clock and Thomson on any matter of accounting principles or practices, financial statement disclosures, auditing scope or procedure which, if not resolved to the satisfaction of Thomson, would have caused Thomson to make reference to the subject matter of the disagreement in connection with its reports.

         During fiscal years ended December 31, 1998 and 1999, we consulted with Deloitte & Touche LLP regarding the application of accounting principles involved in the Merger, subsequent events, and our Form 10-QSB as filed with the SEC on November 19, 1999.

                              FINANCIAL STATEMENTS


                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS




                                                                                     PAGE
Independent Auditors'  Report........................................................ F-2

Consolidated Statements of Operations For The Years Ended December 31, 1999 and
1998 and Cumulative For The Period From June 15, 1995 (Inception)
To December 31, 1999................................................................. F-3

Consolidated Balance Sheets as of December 31, 1999 and 1998......................... F-4

Consolidated Statements of Stockholders' Equity (Deficiency) For The Years Ended
December 31, 1999 and 1998 and Cumulative For The Period From June 15, 1995
(Inception) To December 31, 1999..................................................... F-5

Consolidated Statements of Cash Flows For The Years Ended December 31, 1999 and
1998 and Cumulative For The Period From June 15, 1995 (Inception) To
December 31, 1999          .......................................................... F-8

Notes to Consolidated Financial Statements........................................... F-9

Unaudited Condensed Consolidated Statements of Operations for the Three Months
Ended September 30, 2000 and 1999 ....................................................F-24

Unaudited Condensed Consolidated Statements of Opertaions for the Nine Months Ended
September 30, 2000 and 1999 and Cumulative for the Period June 15, 1995 (Inception) to
September 30, 2000....................................................................F-25

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2000 and
December 31, 1999.....................................................................F-26

Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months
Ended September 30, 2000 and 1999 and Cumulative for the Period from June 15, 1995
(Inception) to September 30, 2000.....................................................F-27

Notes to Unaudited Condensed Consolidated Financial Statements........................F-28


                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of MangoSoft, Inc.:

We have audited the accompanying consolidated balance sheets of MangoSoft, Inc. and subsidiary (a development stage company) (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended and cumulative for the period from June 15, 1995 (inception) to December 31, 1999. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of MangoSoft, Inc. and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended and cumulative for the period from June 15, 1995 (inception) to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, during 1999, the Company merged with MangoSoft Corporation in a transaction to be accounted for as a reverse acquisition. Following the merger, the business to be conducted by the Company is the business previously conducted by MangoSoft Corporation.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company is a development stage enterprise engaged in the development of computer network technology. As discussed in Note 1, the Company's recurring losses from operations and its dependency on financing raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts

March 3, 2000
(April 11, 2000 as to the first three paragraphs of Note 14; May 19, 2000 as to the last paragraph of Note 14)

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                                 CUMULATIVE FROM
                                                                              YEAR ENDED DECEMBER 31               JUNE 15, 1995
                                                                         ----------------------------------       (INCEPTION) TO
                                                                             1999                 1998           DECEMBER 31, 1999
                                                                         --------------    ----------------    ---------------------

Revenues.............................................................  $      37,207       $     245,406          $     282,613
Cost of revenues.....................................................            363              91,529                 91,892
                                                                         --------------    ----------------    ---------------------
Gross margin.........................................................         36,844             153,877                190,721
Costs and expenses:
   Research and development (excluding stock-based
   compensation of $10,085,922 in 1999 and cumulative from June
   15, 1995 (inception) to December 31, 1999)........................      4,420,903           6,615,558             22,985,471
Selling and marketing (excluding stock-based compensation of
   $1,303,333 in 1999 and cumulative from June 15, 1995
   (inception) to December 31, 1999).................................        412,842           2,608,190              9,499,512
General and administrative (excluding stock-based compensation of $9,345,440 in 1999 and cumulative from June 15, 1995
   (inception) to December 31, 1999).................................      2,204,499           3,388,312             10,578,153
Stock-based compensation.............................................     20,734,695                  --             20,734,695
Consulting fees to related parties...................................         64,888             647,795                712,683
                                                                         --------------    ----------------    ---------------------
   Loss from operations..............................................    (27,800,983)        (13,105,978)           (64,319,793)
Interest income......................................................         13,542             168,498                578,618
Interest expense:
Interest expense to related parties (including $3,027,375 relating to a beneficial conversion feature in 1999 and cumulative from
   June 15, 1995 (inception) to December 31, 1999)...................     (3,391,167)            (19,726)            (3,410,893)
Other interest expense (including $1,832,625 relating to a
   beneficial conversion feature in 1999 and cumulative from June
   15, 1995 to December 31, 1999)....................................     (1,837,490)            (49,507)            (1,886,997)
                                                                         --------------    ----------------    ---------------------
Total interest expense...............................................     (5,228,657)            (69,233)            (5,297,890)
Other income (expense), net..........................................         (5,547)            (67,200)               (72,747)
                                                                         --------------    ----------------    ---------------------
Net loss.............................................................    (33,021,645)        (13,073,913)           (69,111,812)
Accretion of redeemable preferred stock..............................     (1,884,923)         (2,634,482)            (6,604,024)
                                                                         --------------    ----------------    ---------------------
Net loss applicable to common stockholders...........................  $ (34,906,568)      $ (15,708,395)         $ (75,715,836)
                                                                         ==============    ================    =====================
Net loss per common share - basic and diluted........................  $       (5.44)      $     (115.19)
Shares used in computing basic and diluted net loss per common             6,414,178             136,367
   share.............................................................

                 See Notes to Consolidated Financial Statements.

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS


                                                                                      DECEMBER 31,
                                                                            -----------------------------------
                                                                                 1999                  1998
                                                                            ----------------    ---------------
ASSETS
CURRENT ASSETS:
      Cash and cash equivalents..........................................     $      29,959      $     232,637
      Accounts receivable, net of an allowance of $9,702 in 1998.........                --              9,458
      Inventory..........................................................                --                275
      Prepaid insurance..................................................           120,968                 --
      Other prepaid expenses and current assets..........................             7,187              3,591
                                                                            ----------------    ---------------
         Total current assets............................................           158,114            245,961
PROPERTY AND EQUIPMENT--Net..............................................           147,889            206,264
DEPOSITS AND OTHER ASSETS................................................             5,943              5,943
                                                                            ----------------    ---------------
      TOTAL..............................................................     $     311,946      $     458,168
                                                                            ================    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
      Demand notes payable to related parties............................     $     232,500      $   2,000,000
      Other short-term debt..............................................            92,904            750,000
      Accrued expenses to related parties................................           712,683            647,795
      Accounts payable, including past due amounts.......................         1,558,988          1,768,456
      Accrued payroll....................................................           192,191            142,834
      Accrued merger costs...............................................            77,893                 --
      Other accrued expenses.............................................           414,734            424,172
      Deferred revenue...................................................                --             19,160
                                                                            ----------------    ---------------
         Total current liabilities.......................................         3,281,893          5,752,417

COMMITMENTS AND CONTINGENCIES

REDEEMABLE CONVERTIBLE PREFERRED STOCK:
      Redeemable convertible preferred stock, Series C...................                --         10,536,748
      Redeemable convertible preferred stock, Series D...................                --          7,193,384
      Redeemable convertible preferred stock, Series E...................                --         14,233,546
                                                                            ----------------    ---------------
         Total redeemable preferred stock................................                --         31,963,678
                                                                            ----------------    ---------------

STOCKHOLDERS' EQUITY (DEFICIENCY):
Convertible preferred stock, Series A....................................                --             22,500
Convertible preferred stock, Series B....................................                --              7,500
Common stock.............................................................            19,924                761
Additional paid-in capital...............................................        72,185,728                 --
Deferred compensation....................................................        (2,980,343)                --
Deficit accumulated during the development stage.........................       (72,195,256)       (37,288,688)
                                                                            ----------------    ---------------
Total stockholders' equity (deficiency)..................................        (2,969,947)       (37,257,927)
                                                                            ----------------    ---------------
         TOTAL...........................................................     $     311,946      $     458,168
                                                                            ================    ===============

                 See Notes to Consolidated Financial Statements.

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                                                                 CONVERTIBLE PREFERRED STOCK,
                                                                                                           SERIES A
                                                                                                 ----------------------------
                                                                                                    SHARES           AMOUNT
                                                                                                 -------------   ------------
Balance, June 15, 1995 (Inception).............................................................            --     $      --
   Issuance of common stock at $0.001 per share................................................            --            --
   Issuance of convertible preferred stock at $0.67 per share, Series A, net of
     issuance costs of $26,998.................................................................     2,250,000        22,500
   Issuance of convertible preferred stock at $2.67 per share, Series B, net of
     issuance costs of $14,401.................................................................            --            --
Net loss.......................................................................................            --            --
                                                                                                 -------------   ------------
Balance, December 31, 1995.....................................................................     2,250,000        22,500
   Accretion of redeemable convertible preferred stock.........................................            --            --
Net loss.......................................................................................            --            --
                                                                                                 -------------   ------------
Balance, December 31, 1996.....................................................................     2,250,000        22,500
   Accretion of redeemable convertible preferred stock.........................................            --            --
   Net loss....................................................................................            --            --
                                                                                                 -------------   ------------
Balance, December 31, 1997.....................................................................     2,250,000        22,500
   Conversion of accounts payable at $8.00 per share...........................................            --            --
   Accretion of redeemable convertible preferred stock.........................................            --            --
Net loss.......................................................................................            --            --
                                                                                                 -------------   ------------
Balance, December 31, 1998.....................................................................     2,250,000        22,500
   Accretion of redeemable convertible preferred stock.........................................            --            --
   Purchase and retirement of common stock from related party at $0.50 per share...............            --            --
   Adjustment to reflect the exchange of common stock in connection with the reverse merger,
    at $0.001 par value........................................................................            --            --
   Issuance of common stock in exchange for preferred stock, see footnote to this statement....    (2,250,000)      (22,500)
   Conversion of 12% senior secured convertible notes payable and related accrued interest
    at $0.71 per share.........................................................................            --            --
   Beneficial conversion feature of 12% convertible notes......................................            --            --
   Common stock held by former First American Clock shareholders, converted into $0.001
    par value common stock.....................................................................            --            --
   Issuance of common stock to placement agent valued at $1.25 per share.......................            --            --
   Issuance of common stock at $1.25 per share, net of issuance costs of $651,173..............            --            --
   Stock-based compensation (options to purchase 3,235,993 common shares granted in 1999,
    containing SARs, with intrinsic values ranging from $0.40 to $8.50 per share)..............            --            --
   Net loss....................................................................................            --            --
                                                                                                 -------------   ------------
Balance, December 31, 1999.....................................................................            --     $      --
                                                                                                 =============   ============



                                                                                                   CONVERTIBLE PREFERRED STOCK,
                                                                                                             SERIES B
                                                                                                   ----------------------------
                                                                                                      SHARES             AMOUNT
                                                                                                   -------------   ------------
Balance, June 15, 1995 (Inception).............................................................            --     $         --
   Issuance of common stock at $0.001 per share................................................            --               --
   Issuance of convertible preferred stock at $0.67 per share, Series A, net of
     issuance costs of $26,998.................................................................            --               --
   Issuance of convertible preferred stock at $2.67 per share, Series B, net of
     issuance costs of $14,401.................................................................       750,002            7,500
Net loss.......................................................................................            --               --
                                                                                                   -------------   ------------
Balance, December 31, 1995.....................................................................       750,002            7,500
   Accretion of redeemable convertible preferred stock.........................................            --               --
Net loss.......................................................................................            --               --
                                                                                                   -------------   ------------
Balance, December 31, 1996.....................................................................       750,002           27,500
   Accretion of redeemable convertible preferred stock.........................................            --               --
   Net loss....................................................................................            --               --
                                                                                                   -------------   ------------
Balance, December 31, 1997.....................................................................       750,002           27,500
   Conversion of accounts payable at $8.00 per share...........................................            --               --
   Accretion of redeemable convertible preferred stock.........................................            --               --
Net loss.......................................................................................            --               --
                                                                                                   -------------   ------------
Balance, December 31, 1998.....................................................................       750,002           27,500
   Accretion of redeemable convertible preferred stock.........................................            --               --
   Purchase and retirement of common stock from related party at $0.50 per share...............            --               --
   Adjustment to reflect the exchange of common stock in connection with the reverse merger,
    at $0.001 par value........................................................................            --               --
   Issuance of common stock in exchange for preferred stock, see footnote to this statement....      (750,002)          (7,500)
   Conversion of 12% senior secured convertible notes payable and related accrued interest
    at $0.71 per share ........................................................................            --               --
   Beneficial conversion feature of 12% convertible notes......................................            --               --
   Common stock held by former First American Clock shareholders, converted into $0.001
    par value common stock.....................................................................            --               --
   Issuance of common stock to placement agent valued at $1.25 per share.......................            --               --
   Issuance of common stock at $1.25 per share, net of issuance costs of $651,173..............            --               --
   Stock-based compensation (options to purchase 3,235,993 common shares granted in 1999,
    containing SARs, with intrinsic values ranging from $0.40 to $8.50 per share)..............            --               --
   Net loss....................................................................................            --               --
                                                                                                   -------------   ------------
Balance, December 31, 1999.....................................................................            --     $         --
                                                                                                   =============   ============

Footnote:
(2,250,000 and 750,002 shares of Series A and Series B Preferred Stock converted at a 0.17990 to 1 ratio; 1,500,000 shares of Series C Preferred Stock converted at a 1.13288 to 1 ratio; 799,751 shares of Series D Preferred Stock converted at a 1.50673 to 1 ratio; and 1,450,000 shares of Series E Preferred Stock at a
1.69932 to 1 ratio)



                 See Notes to Consolidated Financial Statements.

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)


                                                                                                        COMMON STOCK
                                                                                                 --------------------------
                                                                                                    SHARES         AMOUNT
                                                                                                 -------------  -----------
Balance, June 15, 1995 (Inception)......................................................                 --       $     --
   Issuance of common stock at $0.001 per share.........................................            750,000            750
   Issuance of convertible preferred stock at $0.67 per share, Series A, net of
     issuance costs of $26,998..........................................................                 --             --
   Issuance of convertible preferred stock at $2.67 per share, Series B, net of
     issuance costs of $14,401..........................................................                 --             --
Net loss................................................................................                 --             --
                                                                                                 -------------  -----------
Balance, December 31, 1995..............................................................            750,000            750
   Accretion of redeemable convertible preferred stock..................................                 --             --
Net loss................................................................................                 --             --
                                                                                                 -------------  -----------
Balance, December 31, 1996..............................................................             750,000            750
   Accretion of redeemable convertible preferred stock..................................                  --             --
   Net loss.............................................................................                  --             --
                                                                                                 -------------  -----------
Balance, December 31, 1997..............................................................             750,000            750
   Conversion of accounts payable at $8.00 per share....................................              11,250             11
   Accretion of redeemable convertible preferred stock..................................                  --             --
   Net loss.............................................................................                  --             --
                                                                                                 -------------  -----------
Balance, December 31, 1998..............................................................             761,250            761
   Accretion of redeemable convertible preferred stock..................................                  --             --
   Purchase and retirement of common stock from related party at $0.50 per share........            (200,000)          (200)
   Adjustment to reflect the exchange of common stock in connection with the reverse
       merger, at $0.001 par value......................................................            (460,381)          (460)
   Issuance of common stock in exchange for preferred stock, see footnote to this
       statement........................................................................           5,908,129          5,908
   Conversion of 12% senior secured convertible notes payable and related accrued
       interest at $0.71 per share......................................................           9,000,000          9,000
   Beneficial conversion feature of 12% convertible notes...............................                  --             --
   Common stock held by former First American Clock shareholders, converted into
       $0.001 par value common stock....................................................           1,575,000          1,575
   Issuance of common stock to placement agent valued at $1.25 per share................             300,000            300
   Issuance of common stock at $1.25 per share, net of issuance costs of $651,173.......           3,000,000          3,000
   Stock-based compensation (options to purchase 3,235,993 common shares granted in
        1999, containing SARs, with intrinsic values ranging from $0.40 to $8.50
        per share)......................................................................              40,129             40
   Net loss.............................................................................                  --             --
                                                                                                 -------------  -----------
Balance, December 31, 1999..............................................................          19,924,127       $ 19,924
                                                                                                 =============  ===========



                 See Notes to Consolidated Financial Statements





                                                                                           ADDITIONAL PAID-IN
                                                                                                 CAPITAL
                                                                                           ------------------        DEFERRED
                                                                                               SHARES            COMPENSATION
                                                                                           ------------------    ------------------
Balance, June 15, 1995 (Inception)......................................................    $          --        $      --
   Issuance of common stock at $0.001 per share.........................................               --               --
   Issuance of convertible preferred stock at $0.67 per share, Series A, net of
     issuance costs of $26,998..........................................................        1,451,057               --
   Issuance of convertible preferred stock at $2.67 per share, Series B, net of
     issuance costs of $14,401..........................................................        1,979,534               --
Net loss................................................................................               --               --
                                                                                              ---------------    --------------
Balance, December 31, 1995..............................................................        3,430,591               --
   Accretion of redeemable convertible preferred stock..................................         (486,523)              --
Net loss................................................................................               --               --
                                                                                              ---------------    --------------
Balance, December 31, 1996..............................................................        2,944,068               --
   Accretion of redeemable convertible preferred stock..................................       (1,598,096)              --
   Net loss.............................................................................               --               --
                                                                                              ---------------    --------------
Balance, December 31, 1997..............................................................        1,345,972               --
   Conversion of accounts payable at $8.00 per share....................................           89,989               --
   Accretion of redeemable convertible preferred stock..................................       (1,435,961)              --
   Net loss.............................................................................               --               --
                                                                                              ---------------    --------------
Balance, December 31, 1998..............................................................               --               --
   Accretion of redeemable convertible preferred stock..................................               --               --
   Purchase and retirement of common stock from related party at $0.50 per share........          (99,800)              --
   Adjustment to reflect the exchange of common stock in connection with the reverse
       merger, at $0.001 par value......................................................              460               --
   Issuance of common stock in exchange for preferred stock, see footnote to this
       statement .......................................................................       33,872,709               --
   Conversion of 12% senior secured convertible notes payable and related accrued
       interest at $0.71 per share......................................................        6,368,409               --
   Beneficial conversion feature of 12% convertible notes...............................        4,860,000               --
   Common stock held by former First American Clock shareholders, converted into
       $0.001 par value common stock....................................................           (1,575)              --
   Issuance of common stock to placement agent valued at $1.25 per share................          374,700               --
   Issuance of common stock at $1.25 per share, net of issuance costs of $651,173.......        3,095,827               --
   Stock-based compensation (options to purchase 3,235,993 common shares granted in
       1999, containing SARs, with intrinsic values ranging from $0.40 to $8.50
       per share).......................................................................       23,714,998        (2,980,343)
   Net loss.............................................................................               --               --
                                                                                              ---------------    --------------
Balance, December 31, 1999..............................................................    $  72,185,728        (2,980,343)
                                                                                              ===============    ==============

Footnote:
(2,250,000 and 750,002 shares of Series A and Series B Preferred Stock converted at a 0.17990 to 1 ratio; 1,500,000 shares of Series C Preferred Stock converted at a 1.13288 to 1 ratio; 799,751 shares of Series D Preferred Stock converted at a 1.50673 to 1 ratio; and 1,450,000 shares of Series E Preferred Stock at a
1.69932 to 1 ratio)


                 See Notes to Consolidated Financial Statements.

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)


                                                                                           DEFICIT ACCUMULATED DURING
                                                                                              THE DEVELOPMENT STATE       TOTAL
                                                                                             ----------------------- ---------------
Balance, June 15, 1995 (Inception)........................................................... $            --         $         --
   Issuance of common stock at $0.001 per share..............................................              --                  750
   Issuance of convertible preferred stock at $0.67 per share, Series A, net of
     issuance costs of $26,998...............................................................              --            1,473,557
   Issuance of convertible preferred stock at $2.67 per share, Series B, net of
     issuance costs of $14,401...............................................................              --            1,987,034
Net loss.....................................................................................      (1,119,683)          (1,119,683)
                                                                                                  --------------       -------------
Balance, December 31, 1995...................................................................      (1,119,683)           2,341,658
   Accretion of redeemable convertible preferred stock.......................................              --             (486,523)
Net loss.....................................................................................      (6,115,576)          (6,115,576)
                                                                                                  --------------       -------------
Balance, December 31, 1996...................................................................      (7,235,259)          (4,260,441)
   Accretion of redeemable convertible preferred stock.......................................              --           (1,598,096)
   Net loss..................................................................................     (15,780,995)         (15,870,995)
                                                                                                  --------------       -------------
Balance, December 31, 1997...................................................................     (23,016,254)         (21,639,532)
   Conversion of accounts payable at $8.00 per share.........................................              --               90,000
   Accretion of redeemable convertible preferred stock.......................................      (1,198,521)          (2,634,482)
   Net loss..................................................................................     (13,073,913)         (13,073,913)
                                                                                                  --------------       -------------
Balance, December 31, 1998...................................................................     (37,288,688)         (37,257,927)
   Accretion of redeemable convertible preferred stock.......................................      (1,884,923)          (1,884,923)
   Purchase and retirement of common stock from related party at $0.50 per share.............              --             (100,000)
   Adjustment to reflect the exchange of common stock in connection with the reverse merger,
     at $0.001 par value.....................................................................              --                   --
   Issuance of common stock in exchange for preferred stock, see footnote to this statement..              --           33,848,617
   Conversion of 12% senior secured convertible notes payable and related accrued interest
     at $0.71 per share......................................................................              --            6,377,409
   Beneficial conversion feature of 12% convertible notes....................................              --            4,860,000
   Common stock held by former First American Clock shareholders, converted into $0.001
     par value common stock..................................................................              --                   --
   Issuance of common stock to placement agent valued at $1.25 per share.....................              --              375,000
   Issuance of common stock at $1.25 per share, net of issuance costs of $651,173............              --            3,098,827
   Stock-based compensation (options to purchase 3,235,993 common shares granted in 1999,
     containing SARs, with intrinsic values ranging from $0.40 to $8.50 per share)...........              --           20,734,695
   Net loss..................................................................................     (33,021,645)         (33,021,645)
                                                                                                  --------------       -------------
Balance, December 31, 1999................................................................... $   (72,195,256)        $ (2,969,947)
                                                                                                  ==============       =============


Footnote:
(2,250,000 and 750,002 shares of Series A and Series B Preferred Stock converted at a 0.17990 to 1 ratio; 1,500,000 shares of Series C Preferred Stock converted at a 1.13288 to 1 ratio; 799,751 shares of Series D Preferred Stock converted at a 1.50673 to 1 ratio; and 1,450,000 shares of Series E Preferred Stock at a
1.69932 to 1 ratio)





                 See Notes to Consolidated Financial Statements.

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                             YEAR ENDED DECEMBER 31                CUMULATIVE FROM
                                                                         --------------------------------          JUNE 15, 1995
                                                                                                                   (INCEPTION) TO
                                                                                                                    DECEMBER 31,
                                                                           1999                  1998                    1999
                                                                         --------------     -------------          ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss..............................................................   $ (33,021,645)    $  (13,073,913)       $ (69,111,812)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization......................................         115,752            542,166            2,051,566
   Stock-based compensation...........................................      20,734,695                 --           20,734,695
   Beneficial conversion feature of 12% convertible notes.............       4,860,000                 --            4,860,000
   Accrued interest converted into paid-in capital in connection with
       the conversion of the 12% convertible notes....................         377,409                 --              377,409
      Loss on disposal of equipment...................................              --             71,942               71,942
      Change in assets and liabilities:
          Accounts receivable.........................................           9,458            140,063                   --
          Inventory...................................................             275             62,761                   --
          Prepaid insurance and other current assets..................          11,524             81,823                7,933
          Deposits and other assets...................................              --            175,657               (5,943)
          Accrued expenses to related parties.........................          64,888            647,795              712,683
          Accounts payable............................................        (209,468)          (140,123)           1,558,988
          Accrued payroll.............................................          49,357            (74,754)             192,191
          Other accrued expenses......................................          (9,422)          (189,049)             414,750
          Deferred revenue............................................         (19,160)          (130,361)                  --
                                                                         --------------     -------------          ----------------
             Total adjustments........................................      25,985,308          1,187,920           30,976,214
                                                                         --------------     -------------          ----------------
             Net cash used in operating activities....................      (7,036,337)       (11,885,993)         (38,135,598)
CASH FLOWS FROM INVESTING ACTIVITIES:
      Expenditures for property and equipment.........................         (57,377)          (214,348)          (2,284,146)
      Payment of merger costs.........................................        (198,280)                --             (198,280)
      Proceeds from sale of fixed assets..............................              --             12,749               12,749
                                                                         --------------     -------------          ----------------
          Net cash used in investing activities.......................        (255,657)          (201,599)          (2,469,677)
                                                                         --------------     -------------          ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from issuance of notes to related parties..............       2,232,500          2,000,000            4,232,500
      Proceeds from other debt financings.............................       2,000,000            750,000            2,750,000
      Repayments of other debt financings.............................        (793,184)                --             (793,184)
      Net proceeds from issuance of common and preferred stock........       3,750,000            203,837           34,545,918
      Purchase of common stock from related party.....................        (100,000)                --             (100,000)
                                                                         --------------     -------------          ----------------
          Net cash provided from financing activities.................       7,089,316          2,953,837           40,635,234
                                                                         --------------     -------------          ----------------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                               (202,678)        (9,133,755)              29,959
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........................         232,637          9,366,392                   --
                                                                         --------------     -------------          ----------------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............................   $      29,959     $      232,637        $      29,959
                                                                         ==============     =============          ================

                 See Notes to Consolidated Financial Statements.

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       NATURE OF BUSINESS

         MangoSoft, Inc. and subsidiary (a development stage company) ("the Company") develops advanced software technology to simplify, expand and integrate networking and pooled use of computer resources. It is engaged in a single operating segment of the computer software industry.

         The Company is considered to be a development stage company because it has not generated significant revenues from products that have been developed-to-date. The Company is subject to a number of risks similar to those of other companies in an early stage of development. Principal among these risks are dependencies on key individuals, competition from other substitute products and larger companies, the successful development and marketing of its products and the need to obtain adequate additional financing necessary to fund future operations.

         The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 1999 and 1998, and cumulative for the period from June 15, 1995 (inception) to December 31, 1999, the Company incurred net losses of $33,021,645, $13,073,913 and $69,111,812, respectively, and at December 31, 1999 a substantial portion of its accounts payable were past due. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Based upon the raising of approximately $29.4 million in proceeds from the sale of common stock and Convertible Preferred Stock, Series A, subsequent to December 31, 1999 (see
Note 14), management believes that the Company will have sufficient capital to fund its existing operations for the next twelve (12) months.

         The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms of its financing agreements, to obtain additional financing, and ultimately to attain profitability.

2.       MERGER TRANSACTION AND BASIS OF PRESENTATION

         On September 7, 1999, MangoMerger Corp., a wholly-owned subsidiary of First American Clock Co. ("First American"), merged with and into MangoSoft Corporation, pursuant to an Agreement and Plan of Merger ("the Merger") dated August 27, 1999. Following the merger the business to be conducted by First American was the business conducted by MangoSoft Corporation prior to the merger. In conjunction with the merger, First American, which is the legal acquirer and surviving legal entity, changed its name to MangoSoft, Inc. ("MangoSoft, Inc.").

         Immediately after the Merger, the former common and preferred stockholders of MangoSoft Corporation held 6,008,998 shares of the Company's common stock, while the former common stockholders of First American held 1,575,000 shares of the Company's common stock. In addition, the 12% Senior Secured Convertible Notes (the "12% convertible notes") in the aggregate of $6,000,000 held by creditors of MangoSoft Corporation were converted into an aggregate of 9,000,000 shares of the Company's common stock. As part of the Merger, the Company completed a private placement (the "Private Placement") of 3,000,000 shares of common stock for net proceeds of $3,098,827. The Company also issued 300,000 shares of common stock to the placement agent in respect of such Private Placement.

         At the time of the merger, the common shares issued to the former stockholders of MangoSoft Corporation represented a majority of the Company's common stock, enabling them to retain voting and operating control of the Company. Because First American was a non-operating entity and the closing of the Private Placement was contingent upon the closing of the Merger, the Merger was accounted for as a capital transaction and was treated as a reverse acquisition as the shareholders of MangoSoft Corporation received the larger portion of the voting interests in the combined enterprise. Estimated costs of the Merger of $276,173 and the value ($375,000) of the 300,000 shares of common stock issued to the placement agent have been recorded as issuance costs of the Private Placement.


         Since the accounting applied differs from the legal form of the merger, the Company's financial information for periods prior to the merger represent the financial results of MangoSoft Corporation.

         Pro Forma Disclosure (Unaudited) - The following table represents the unaudited pro forma results of operations for the years ended December 31, 1999 and 1998 assuming the merger had occurred on January 1, 1998, the beginning of the earliest period presented in the accompanying Consolidated Statements of Operations. These pro forma results have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had the merger occurred at that date or of results which may occur in the future.



                                                                                          (UNAUDITED)
                                                                                     YEAR ENDED DECEMBER 31,
                                                                            ------------------------------------------
                                                                                  1999                    1998
                                                                            -------------------     ------------------
Revenue................................................................     $         37,207           $      245,406
Loss from operations...................................................          (27,801,521)             (13,133,180)
Net loss...............................................................          (33,008,354)             (13,101,389)
Net loss applicable to common stockholders.............................          (33,008,354)             (13,101,389)
Net loss per common share..............................................     $          (1.90)          $        (1.55)
Shares used in computing net loss per common share.....................           17,385,425                8,428,664

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation - As described in Note 2, the Company completed a merger on September 7, 1999 that has been accounted for as a reverse acquisition. Accordingly, the Company's consolidated financial statements for periods prior to September 7, 1999 represent those of MangoSoft Corporation, which is considered to be the acquirer for accounting purposes. The consolidated financial statements for periods subsequent to September 7, 1999 include the accounts of the Company and its wholly owned subsidiary after the elimination of all significant intercompany balances.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates. Actual results could differ from those estimates.

         Fair Value of Financial Instruments - The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, notes payable and short-term debt are carried at cost which approximates their fair value because of the short-term maturity of these financial instruments.

         Cash and Equivalents - Cash and equivalents include cash on hand, cash deposited with banks and highly liquid debt securities with remaining maturities of ninety days or less when purchased.

         Inventory - Inventory is stated at lower of cost or market using the first-in, first-out method. Inventory consists of costs associated with printing and packaging of software.

         Property and Equipment - Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives (one to five years) of the related assets. The Company periodically evaluates the recoverability of its long-lived assets based on the expected undiscounted cash flows and recognizes impairments, if any, based on discounted cash flows.

         Revenue Recognition - Revenue is recognized when earned. The Company sells its products primarily through distributors, wherein the revenue is recognized upon resale of the products by the distributor. Revenue from products licensed to original equipment manufacturers ("OEMs") is recognized when OEMs ship the licensed products. Provisions are recorded for estimated product returns and allowances.

         Software Development Costs - Costs incurred prior to technological feasibility of the Company's software products are expensed as research and development costs. Certain costs incurred after technological feasibility has been established are capitalized. In 1999 and 1998, no such costs were capitalized.

         Stock-Based Compensation - The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation".

         Equity instruments issued to non-employees are accounted for in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

         Income Taxes - The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." This Statement requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the Company's consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of existing assets and liabilities, using enacted tax rates presently in effect. Valuation allowances are established when necessary to reduce the deferred tax assets to those amounts expected to be realized.

         Net Loss Per Common Share - The Company computes basic and diluted earnings (loss) per share in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period.

         Basic and diluted loss per common share are the same for all periods presented, as potentially dilutive stock options of 3,150,428 in 1999 and 1,994,737 in 1998 have not been included in the calculation as their effect is antidilutive.

         Comprehensive Income - Comprehensive income (loss) was equal to net income (loss) for each year.

         Future Adoption of Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The provisions of SFAS No. 133 are effective for periods beginning after June 15, 2000. The Company is currently evaluating the effect, if any, SFAS No. 133 will have on the Company's financial position and its results of operations. The Company will adopt this accounting standard on January 1, 2001, as required.

         On December 3, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 provides guidance on the recognition, presentation and disclosure of revenues in financial statements filed with the Securities and Exchange Commission. We are currently evaluating the effect, if any, SAB No. 101 will have on our financial position and results of operations. We will adopt this accounting standard during the fourth quarter of 2000, as required.

         Reclassifications - Certain reclassifications have been made to the 1998 and cumulative since inception amounts to conform to the 1999 presentation.

         Supplemental Cash Flow Information - The following table sets forth certain supplemental cash flow information for the years ended December 31, 1999 and 1998, and cumulative for the period from June 15, 1995 (inception) to December 31, 1999:


                                                                           YEAR ENDED DECEMBER 31             CUMULATIVE FROM
                                                                         -------------------------             JUNE 15, 1995
                                                                                                              (INCEPTION) TO
                                                                                                               DECEMBER 31,
                                                                           1999                 1998                 1999
                                                                       ----------------    -----------------   ----------------
Cash paid during the period for interest........................      $     18,964         $     69,233        $      87,927

Non-Cash Financing Activities
   Stock-based compensation.....................................      $ 20,734,695         $        --         $  20,734,695
   Merger-related transactions:
       Conversion of redeemable convertible preferred stock
          into common stock.....................................        33,818,617                   --           33,818,617
       Conversion of convertible preferred stock into common
          stock.................................................            30,000                   --               30,000
       Conversion of 12% convertible notes into common
          stock.................................................         6,000,000                   --            6,000,000
       Beneficial conversion feature on conversion of 12%
          convertible notes.....................................         4,860,000                   --            4,860,000
       Conversion of accrued interest payable into common
          stock.................................................           377,409                   --              377,409
       Common stock issued in lieu of investment banking fees...               300                   --                  300
   Accretion of redeemable convertible preferred stock..........         1,884,923            2,634,482            6,604,024
   Issuance of note to finance prepaid insurance premium........           136,088                   --              136,088
   Conversion of accounts payable into common stock.............                --               90,000               90,000


4.       PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 1999 and 1998 consists of the following:



                                                                           YEAR ENDED DECEMBER 31
                                                                        ----------------------------
                                                                            1999            1998
                                                                        -------------   ------------
Computer equipment..............................................         $  1,571,277   $  1,529,654
Furniture and fixtures..........................................              309,302        309,302
Leasehold improvements..........................................              198,052        198,052
                                                                        -------------   ------------
         Total..................................................            2,078,631      2,037,008
Accumulated depreciation........................................           (1,930,742)    (1,830,744)
                                                                        -------------   ------------
Property and equipment - net....................................         $    147,889   $    206,264
                                                                        =============   ============

5.       SHORT-TERM DEBT

         Short-term debt consisted of the following at:


                                                                                DECEMBER 31
                                                                --------------------------------------
                                                                      1999                 1998
                                                                ----------------     -----------------
Demand notes payable to related parties.........................  $   232,500          $  2,000,000
Note payable to insurance company...............................       92,904                    --
Equipment term loan due to bank.................................           --               750,000
                                                                ----------------     -----------------
         Total..................................................  $   325,404          $  2,750,000
                                                                ================     =================


         In December 1999, the Company entered into a financing arrangement with two stockholders to provide $232,500 of interim financing through the issuance of demand notes. The notes are unsecured, bear interest at an annual rate of 8%, and are senior to all other obligations of the Company. In October 1998, the Company entered into similar arrangements with these same two stockholders to provide $2,000,000 of interim financing.

         In September 1999, the Company executed a note payable to an insurance company to finance an insurance premium. The $92,904 balance at December 31, 1999 is due in six monthly installments of approximately $15,661, including interest at an annual rate of 8.5%, with a final maturity on June 3, 2000.

         In August 1999, the Company entered into a financing arrangement with two additional stockholders to provide $400,000 of interim financing in advance of the merger. The notes were unsecured, carried interest at an annual rate of 9%, and automatically converted into common stock at $1.25 per share in conjunction with the merger on September 7, 1999.


         In February 1999, the Company issued $4,000,000 in 12% convertible notes, which included $2,000,000 from conversion of the demand notes issued to the two stockholders in 1998. Subsequent to the February 1999 issuance, the two stockholders purchased an additional $2,000,000 in 12% convertible notes to enable the Company to meet its financing needs. The 12% convertible notes were secured by substantially all of the Company's assets, and were convertible into common stock at the option of the holder at $3.50 per common share, or at 75% of the lowest cash price paid in any equity offering during the period the 12% convertible notes were outstanding. In addition, the conversion price would continue to decrease by 5% per month for each month following the initial six-month period the 12% convertible notes remained unpaid, provided that the final conversion price would never be lower than 50% of the lowest price paid by investors in any equity financing. The total $6,000,000 in 12% convertible notes plus the related accrued interest of $377,409 was converted into 9,000,000 shares of MangoSoft, Inc. common stock at a value of $.71 per share in connection with the merger.

         The 12% convertible notes contained a beneficial conversion feature which allowed their conversion into common stock at less than the fair market value of the common stock. As part of the Merger, the Company completed the Private Placement of 3,000,000 shares of its common stock at $1.25 per share for net proceeds of $3,098,827. This per share value was the lowest cash price paid in any equity offering during the period the 12% convertible notes were outstanding. At the time of the Merger, the terms of the 12% convertible notes allowed for its conversion at 65% of the $1.25 per share equity offering price, or $0.81 per share. To facilitate the completion of the Company's Merger, a Note Conversion Agreement was entered into between the Company and the holders of the 12% convertible notes which allowed for their conversion at $0.71 per share (including accrued interest), or $0.54 per share below fair market value of the Company's common stock. In accordance with EITF Issue No. No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the difference of $4,860,000 was recognized as a beneficial conversion feature through a charge to interest expense and a credit to additional paid-in capital.

         Upon conversion of the 12% convertible notes, the accrued interest expense was no longer payable and was credited to additional paid-in capital.

         On May 28, 1998, the Company entered into a $1,250,000 financing agreement with a bank. The financing consisted of a $750,000 equipment term loan and a $500,000 revolving loan. Advances against the revolving loan were based on a percentage of eligible accounts receivable. Interest was charged at the bank's prime rate plus 1/2% (8.25% at December 31, 1998). Borrowings were collateralized by substantially all of the Company's assets. The financing agreement contained financial and non-financial covenants including a prohibition on further indebtedness. The Company was not in compliance with its financial covenants as of December 31, 1998. Using proceeds received from the issuance of the Notes in February 1999, the Company repaid the $750,000 of outstanding borrowings, plus the related accrued interest, and the bank agreement was terminated.


6.       INCOME TAXES

         The Company has federal and state tax net operating loss carryforwards available for future periods of approximately $42,000,000. The federal tax net operating loss carryforwards expire beginning in 2010, and state tax net operating loss carryforwards expire beginning in 2000. As a result of the changes in the ownership of the Company, there may be limitations on the amounts of net operating loss carryforwards that may be utilized in any one year. The Company also has research and development credits for federal and state tax purposes of approximately $1,023,000 and $756,000, respectively, which expire beginning in 2011.

         The tax effect of significant items comprising the Company's deferred tax assets at December 31, 1999 and 1998 are as follows:



                                                                         1999                      1998
                                                                         ----                      ----
Deferred tax assets:
      Net operating loss carryforwards .........................      $16,896,000              $13,849,000
      Stock-based compensation..................................        3,514,000                 --
      Research and development credits..........................        1,779,000                1,442,000
      Depreciation and amortization.............................          241,000                  316,000
      Organization costs and software...........................           65,000                  103,000
      Accrued vacation..........................................           35,000                   46,000
      Allowance for doubtful accounts...........................           35,000                   29,000
                                                                           ------                   ------

                                                                       22,565,000               15,785,000
      Valuation allowance.......................................      (22,565,000)             (15,785,000)
                                                                     ------------              ------------


              Net deferred tax assets............................   $          --               $       --
                                                                    =============              ============


              The Company believes that uncertainty exists with respect to future realization of the deferred tax assets and has established a valuation allowance for the full amount as of December 31, 1999 and 1998.

              A reconciliation between the amount of income tax determined by applying the applicable U.S. statutory tax rate to the pre-tax loss is as follows:


                                                           1999        1998
                                                           -----       -----
Federal statutory rate..................................... (34)%       (34)%
State tax, net of federal impact...........................  (6)         (6)
Non-deductible stock-based compensation....................  21          --
Provision for valuation allowance on deferred tax assets...  19          40
                                                             --          --


                                                             --%         --%
                                                           ======      ======


7.      REDEEMABLE CONVERTIBLE PREFERRED STOCK

         At December 31, 1998, the Company had 1,500,000 authorized, issued and outstanding shares of Series C Redeemable Convertible Preferred Stock, $.01 par value (the "Series C Preferred Stock") with a liquidation preference of $9 million; 1,000,000 authorized, 799,751 issued and outstanding shares of Series D Convertible Preferred Stock, $.01 par value (the "Series D Preferred Stock") with a liquidation preference of $6.4 million; and 1,450,000 authorized, issued and outstanding shares of Series E Convertible Preferred Stock, $.01 par value (the "Series E Preferred Stock") with a liquidation preference of $13.1 million (collectively, the "Redeemable Preferred Stock").


         The Redeemable Preferred Stock had no stated dividend rate. The holders were entitled to receive dividends had dividends been declared on either the Company's common stock or the Series A and B Convertible Preferred Stock. The Company has not declared dividends since its inception. Information with respect to the issuance of the Redeemable Preferred Stock is as follows:

                                             Issuance Date     Net Proceeds
                                             -------------     ------------
Series C Redeemable Preferred Stock,
1,500,000 shares at $6.00 per share, net
of offering costs of $783,355                  June 1996        $ 8,216,645

Series D Redeemable Preferred Stock,
799,751 shares at $8.00 per share, net
of offering costs of $351,020                  April 1997         6,046,988

Series E Redeemable Preferred Stock,
1,450,000 shares at $9.00 per share, net
of offering costs of $272,893                December 1997       12,777,107
                                                                -----------
                                                                $27,040,740
                                                                ===========


         Holders of the Redeemable Preferred Stock had the right and option to convert the preferred shares, at any time, into shares of common stock. Each share of Redeemable Preferred Stock would initially convert into one share of common stock. The conversion rate was adjusted for stock splits, combinations, stock dividends and distributions. The Redeemable Preferred Stock had voting rights equal to the number of shares of common stock into which it was convertible. Under certain events, including a public offering of the common stock or approval by a certain percentage of each class of the holders, the Redeemable Preferred Stock would automatically convert into common stock at the applicable conversion rate.

         In addition, the holders of the Redeemable Preferred Stock were entitled to receive preference to the holders of the common stock in the event of liquidation. On June 15, 2001, the Company may have been required, at the option of the holders of a majority of the then outstanding Series C, Series D and Series E Preferred Stock, to redeem 33 1/3% of the outstanding shares of the Series C, Series D and Series E Preferred Stock, and 50% and 100% of all outstanding shares on the first and second anniversaries from June 15, 2001, respectively. In the event of such a mandatory redemption, the holders of the Redeemable Preferred Stock would have received a price equal to the original issue price plus an annual compounded dividend of 8%. Accordingly, to reflect the mandatory redemption feature, the Company recorded accretion on the Redeemable Preferred Stock of $1,884,923, $2,634,482 and $6,604,024 in 1999,
1998 and cumulative for the period from June 15 (inception) to December 31, 1999, respectively.

         In connection with the Merger in September 1999, as described in Note 2, all shares of the Redeemable Preferred Stock were converted into common stock.


8.      STOCKHOLDERS' EQUITY (DEFICIENCY)

         MANGOSOFT, INC.

         Common stock - At December 31, 1999, the Company had authorized 100,000,000 shares of common stock, $.001 par value per share, of which 19,924,127 were issued and outstanding. Of the total authorized common stock, 3,500,000 shares are reserved for issuance pursuant to the Company's 1999 Incentive Compensation Plan.

         Preferred stock - At December 31, 1999, the Company had authorized 5,000,000 shares of preferred stock, $.001 par value per share, of which no shares were issued and outstanding.

         MANGOSOFT CORPORATION

         Convertible Preferred Stock - At December 31, 1998, MangoSoft Corporation had 2,250,000 authorized, issued and outstanding shares of Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock") with a liquidation preference of $1,500,000; and 750,002 authorized, issued and outstanding shares of Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock") with a liquidation preference of $2,001,075 (collectively, the "Convertible Preferred Stock").


         Holders of the Convertible Preferred Stock had the right and option to convert the preferred shares, at any time, into shares of common stock. Each share of Convertible Preferred Stock would initially convert into one share of common stock. The conversion rate was adjusted for stock splits, combinations, stock dividends and distributions. The Convertible Preferred Stock had voting rights equal to the number of shares of common stock into which it was convertible, and a preference over the holders of the common stock in the event of liquidation. In the event of a public offering of the common stock or upon written notice of at least 51% of all the then outstanding shares, the Series A Preferred Stock and Series B Preferred Stock would automatically convert into common stock at the applicable conversion rate. The Convertible Preferred Stock had no stated dividend rate. The holders were entitled to receive dividends had dividends been declared on the Company's common stock. The Company has not declared dividends since inception.


         Common Stock - At December 31, 1998, MangoSoft Corporation had authorized 25,000,000 shares of $.001 par value common stock of which 761,250 shares were issued and outstanding; 2,250,000 shares were reserved for issuance upon conversion of the Series A Preferred Stock; 750,002 shares were reserved for issuance upon conversion of the Series B Preferred Stock; 1,500,000 shares were reserved for issuance upon conversion of the Series C Preferred Stock; 799,751 shares were reserved for issuance upon conversion of the Series D Preferred Stock; 1,450,000 shares were reserved for issuance upon conversion of the Series E Preferred Stock; 180,000 shares were reserved for issuance upon exercise of outstanding common stock warrants; and 2,000,000 shares were reserved for issuance pursuant to the 1995 Stock Plan.

         In connection with the merger in September 1999, as described in Note 2, all shares of MangoSoft Corporation common stock and Convertible Preferred Stock were converted into common stock of MangoSoft, Inc. In addition, all outstanding options and warrants to purchase MangoSoft Corporation common stock were terminated and new options to purchase MangoSoft, Inc. common stock were issued in their place.

9.       STOCK OPTION PLAN

         In connection with the merger, MangoSoft Corporation's 1995 Stock Option Plan was terminated and the Company adopted the 1999 Incentive Compensation Plan (the "Plan"). As amended, the Plan provides for the issuance of up to 3,500,000 shares of common stock to employees, officers, directors and consultants in the form of nonqualified and incentive stock options, restricted stock grants or other stock-based awards, including stock appreciation rights. The stock options are exercisable as specified at the date of grant and expire no later than ten years from the date of grant.

         As discussed in Note 3, the Company accounts for stock options granted to employees in accordance with APB No. 25. In connection with the merger, outstanding employee options of MangoSoft Corporation were cancelled and replaced with options to purchase shares of MangoSoft, Inc. The new options were granted at fair market value at the date of grant ($1.25) and contained the same vesting provisions as the options replaced. In addition, the new options include stock appreciation rights ("SARs") that permit the employee to receive the appreciation in shares of common stock in lieu of exercising the option.

         Under APB No.25, SARs are accounted for as a variable plan and compensation expense is measured at each reporting date based on the difference between the exercise price and the market price of the common stock. For unvested options, compensation expense is recognized over the vesting period; for vested options, compensation expense is adjusted up or down at each reporting date based on changes in the market price of the common stock.

         At December 31, 1999, compensation related to the SARs totaled $23,552,721 based on the market price of $9.75 at that date compared to the fair market value at the dates of grant. Because a substantial portion of the options are vested, the charge to expense in the fourth quarter of 1999 was $20,572,378. The balance of $2,980,343 relates to unvested options and will be charged to expense over the vesting period. Based on the number of vested options at December 31, 1999, a $1 increase in the market price of the Company's common stock results in the immediate recognition of compensation expense of approximately $2,200,000.

         In connection with the merger, the Company granted 405,590 options to non-employees. The options were fully vested at the date of grant and the Company recorded an expense of $162,317 related to these grants. The fair value of the stock options awarded to non-employees on the grant date was $.40 per share, calculated using the Black-Scholes option pricing model , with a risk-free interest rate of 6.0%, an expected option life of two years, no dividends and a volatility of 50%.

         The following table sets forth information regarding the outstanding stock options at December 31, 1999:

                                                                                                     WEIGHTED
                                                                                                     AVERAGE
                                                                               NUMBER OF            PRICE OF
EXERCISE      NUMBER OF      WEIGHTED AVERAGE        WEIGHTED AVERAGE       SHARES CURRENTLY        CURRENTLY
PRICES         SHARES         EXERCISE PRICE         REMAINING LIFE            EXERCISABLE         EXERCISABLE
--------     -----------     -----------------      ------------------      ------------------  ----------------
$1.25         3,121,425            $1.25                10 Years                2,615,633             $1.25
3.00             29,003             3.00                10 Years                    7,243              3.00
             -----------                                                       ------------


              3,150,428                                                         2,622,876
              =========                                                         =========



         At December 31, 1999, all of the outstanding options to employees and non-employees contained SARs.


         The following table sets forth the stock option activity for the years ended December 31, 1999 and 1998 (including options granted under the predecessor 1995 Stock Option Plan):


                                                              NUMBER OF          WEIGHTED AVERAGE
                                                               SHARES            EXERCISE PRICE
                                                            --------------      -------------------
Outstanding at January 1, 1998...........................     1,128,561                $2.50
         Granted.........................................     1,300,081                 3.55
         Cancelled.......................................      (433,905)                3.23
         Exercised.......................................            --                   --
                                                          ----------------      ------------------

Outstanding at December 31, 1998.........................     1,994,737                 3.02
         Granted.........................................     3,235,993                 1.27
         Cancelled.......................................    (2,040,173)                2.98
         Exercised.......................................       (40,129)                1.25
                                                          ----------------      ------------------

Outstanding at December 31, 1999.........................     3,150,428                $1.27
                                                          ================      ==================

Exercisable at December 31, 1999.........................     2,622,876                $1.25
                                                          ================      ==================

Exercisable at December 31, 1998.........................       379,565                $1.74
                                                          ================      ==================


         Pro Forma Disclosure - As discussed in Note 3, the Company uses the intrinsic value method to measure compensation expense associated with grants of employee stock options. SFAS No. 123 requires the disclosure of pro forma information as if the Company adopted the fair value method for grants or awards made to employees. For purposes of the pro forma disclosures, the fair value of options on their grant date was measured using the Black-Scholes option pricing model with the following weighted average assumptions: an expected life of two years; a risk-free interest rate of 6.0%; no dividends; and a volatility factor of 50%. Forfeitures are recognized as they occur.

         Under SFAS No. 123, the options granted in 1999 and 1998 had a weighted average grant date fair value of $.41 and $1.13, respectively. If the grant date fair values of the awards had been amortized to expense over the vesting period of the awards, the pro forma net loss and net loss per share would have been as follows:


                                                    1999             1998
                                                    ----             ----
Net loss as reported..........................  $(33,021,645)   $(13,073,913)
Pro forma net loss............................   (33,959,725)    (13,393,559)
Net loss per share as reported................     (5.44)          (115.19)
Pro forma net loss per share..................     (5.59)          (117.54)


10.     RETIREMENT SAVINGS PLAN

        The Company has a 401(K) retirement savings plan covering substantially all of its employees. Under provisions of the plan, employees may contribute up to 15% of their compensation within certain limitations. The Company may, at the discretion of the Board of Directors, make contributions on behalf of its employees under this plan. Such contributions, if any, become fully vested after five years of continuous service. The Company did not make any contribution in 1999 and 1998.

11.     COMMITMENTS AND CONTINGENCIES

        The Company has a noncancelable operating lease for office space, which expires in 2001. The Company also leases various office equipment under cancelable operating leases. Total rent expense was approximately $549,000 and $632,000 for the years ended December 31, 1999 and 1998, respectively. Future minimum rental payments under the noncancelable office space lease are $511,268 in 2000 and $340,845 in 2001.


         The Company has an agreement with one of its directors pursuant to which the director shall receive grants of stock options exercisable at the current market price of the Company's common stock on the date of grant equal to 1% of the voting securities of the Company on a fully-diluted basis. Options granted to this director have been included in the Company's issued and outstanding stock options granted to employees and non-employees. See Note 9.


        The Company has been, and expects to continue to be, subject to legal proceedings and claims that arise in the ordinary course of business. Management currently believes that resolving these matters will not have a material adverse impact on the Company's financial position, results of operations or its cash flows.

12.     TRANSACTIONS WITH STOCKHOLDERS

        Demand Notes Payable - As discussed in Note 5, the Company received $2,000,000 of interim financing from two stockholders in 1998 in the form of demand notes with interest at an annual rate of 8%. The demand notes were converted into 12% convertible notes in February 1999. Subsequent thereto, the Company received an additional $2,000,000 in financing from these two stockholders in the form of the 12% convertible notes. In conjunction with the merger in September 1999, the 12% convertible notes were converted into MangoSoft, Inc. common stock. In December 1999, the two stockholders provided an additional $232,500 of interim financing under demand notes with terms similar to those in 1998.

        Other Stockholder Loans - As discussed in Note 5, the Company received $400,000 in interim financing from two additional stockholders in advance of the merger. The loans automatically converted into common stock in conjunction with the merger.

        Repurchase of Common Stock - In connection with the merger in 1999, MangoSoft Corporation agreed to repurchase 200,000 shares of common stock from one of its former executives for $100,000.

        Administrative Services - During 1999 and 1998, a stockholder provided administrative assistance to the Company. Amounts expensed and accrued for such services were $64,888 in 1999 and $647,795 in 1998, which are reflected as accrued liabilities in the accompanying Consolidated Balance Sheets.

13.     GEOGRAPHIC SALES INFORMATION AND MAJOR CUSTOMERS

        The Company's sales in Japan and North America were 67% and 33% in 1999, respectively, and 85% and 15% in 1998, respectively. One customer accounted for 67% of the 1999 sales and another customer accounted for 85% of the 1998 sales.

14.     SUBSEQUENT EVENTS

        COMMON AND SERIES A CONVERTIBLE PREFERRED STOCK

        Subsequent to December 31, 1999 , the Company completed the sale of 2.5 million shares of a new issuance of Convertible Preferred Stock, Series A, (the "Preferred Stock") to accredited investors at $4.00 per share. The Preferred Stock is convertible into common stock (initially at a ratio of one to one) and has a liquidation preference of $10 million. The Preferred Stock will automatically convert to common stock upon the subsequent sale of an additional $10 million of the Company's securities.

        In accordance with Emerging Issues Task Force Abstract No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," the proceeds from the Series A financing will be allocated between the conversion feature and the preferred stock; because the fair value of the common stock was significantly in excess of the conversion price implicit in the Series A stock, the entire amount of net proceeds will be allocated to the conversion feature. Because the preferred stock is immediately convertible into common stock, an immediate dividend or accretion will be recorded from common stockholders' equity to the carrying value of the Series A preferred stock.

        Subsequent to December 31, 1999, the Company sold 4.0 million shares of common stock to accredited investors at $5.00 per share. Upon completion of the sale of common stock, the Preferred Stock will automatically convert, in accordance with its terms, into 2.5 million shares of common stock. The $29.4 million in proceeds from the sale of the common stock and Preferred Stock will be used for research and development, marketing and general working capital or such other purposes as the Company may determine from time to time in its discretion.

        STOCK OPTION PLAN

        On May 19, 2000, the Company's Stockholders approved the Company's 1999 Incentive Compensation Plan, as amended and restated, including increasing the number of shares available to grant under the Plan from 3,500,000 to 8,000,000 shares.

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                THREE MONTHS ENDED SEPTEMBER 30,
                                                                           ----------------------------------------
                                                                                 2000                    1999
                                                                           -----------------        ---------------
Revenues...........................................................        $              --        $        27,775
Cost of revenues...................................................                       --                     --
                                                                           -----------------        ---------------
         Gross margin..............................................                       --                 27,775
Costs and expenses:
     Research and development (excluding a stock-based
        compensation benefit of $7,814,515, net in 2000 and a stock-
        based compensation expense of $4,060,631, net in 1999).....                1,569,116              1,274,944
     Selling and marketing (excluding a stock-based compensation benefit of $804,967, net in 2000 and a stock-based
        compensation expense of $478,802, net in 1999).............                1,181,776                152,076
     General and administrative (excluding a stock-based
        compensation benefit of $6,691,732, net in 2000 and a stock-
        based compensation expense of $4,031,182, net in 1999).....                1,807,926                292,079
     Consulting fees to related parties............................                    6,288                 31,595
     Stock-based compensation (benefit) expense, net...............             (15,311,214)              8,570,615
                                                                                ------------            -----------
         Total operating costs and expenses........................             (10,746,108)             10,321,309
                                                                                ------------             ----------
Income (loss) from operations......................................               10,746,108           (10,293,534)
Interest income....................................................                  384,101                  3,760
Interest expense - related parties (including $3,027,375 related
   to a beneficial conversion feature in 1999).....................                       --            (3,099,759)
Other interest expense (including $1,832,625 related to a
   beneficial conversion feature in 1999)..........................                    (270)            (1,881,292)
                                                                           -----------------           ------------
         Total interest expense....................................                    (270)            (4,981,051)
Other income (expense), net........................................                      611                (5,485)
                                                                           -----------------          -------------
Net income (loss)..................................................               11,130,550           (15,276,310)
Accretion of preferred stock......................................                        --              (471,231)
                                                                           -----------------              ---------
Net income (loss) applicable to common stockholders................        $      11,130,550        $  (15,747,541)
                                                                           =================           ============
Net income (loss) loss per common share:
         Basic                                                             $            0.41        $        (2.98)
                                                                                        ====                  ====
         Diluted                                                           $            0.36        $        (2.98)
                                                                                        ====                  ====
Shares used in computing net income (loss) per share:
         Basic                                                                    26,887,992              5,288,353
                                                                                  ==========              =========
         Diluted                                                                  31,035,443              5,288,353
                                                                                  ==========              =========

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                                                  CUMULATIVE FROM
                                                                                                                   JUNE 15, 1995
                                                                          NINE MONTHS ENDED SEPTEMBER 30,          (INCEPTION) TO
                                                                            2000                   1999          SEPTEMBER 30, 2000
                                                                         ---------------      ---------------    -------------------
Revenues............................................................     $         3,569      $        35,766     $          286,182
Cost of revenues....................................................                  --                  363                 91,892
                                                                                 -------             --------               --------
         Gross margin...............................................               3,569               35,403                194,290
Costs and expenses:
     Research and development (excluding a stock-based compen-
       sation benefit of $2,856,712, net in 2000, a stock-based
       compensation expense of $4,060,631, net, in 1999) and a stock-
       based compensation expense of $7,229,210 cumulative from
       June 15, 1995 (Inception) to September 30, 2000).............           4,058,339            3,372,695             27,043,810
     Selling and marketing (excluding a stock-based compensation expense of $97,103, net and $478,802, net in 2000 and 1999, respectively, and a stock-based compensation expense of
       $1,400,436 cumulative from June 15, 1995 (Inception) to
       September 30, 2000)..........................................           1,893,486              211,701             11,392,998
     General and administrative (excluding a stock-based compen-
       sation benefit of $47,356, net in 2000, a stock-based compen-
       sation expense of $4,031,182, net in 1999 and a stock-based compensation expense of $9,298,084 cumulative from
       June 15, 1995 (Inception) to September 30, 2000).............           3,658,273            1,611,558             14,236,426
     Consulting fees to related parties.............................              25,288               51,198                737,971
     Stock-based compensation (benefit) expense.....................         (2,806,965)            8,570,615             17,927,730
                                                                             -----------            ---------             ----------
         Total operating costs and expenses.........................           6,828,421           13,817,767           (71,338,935)
                                                                               ---------           ----------           ------------
Loss from operations................................................         (6,824,852)         (13,782,364)           (71,144,645)
Interest income.....................................................             783,036                7,031              1,361,654
Interest expense - related parties (including $3,027,375 related to a beneficial conversion feature in 1999 and cumulative from
     June 15, 1995 (Inception) to September 30, 2000)...............             (9,783)          (3,265,868)            (3,420,676)
Other interest expense (including $1,832,625 related to a bene-
     ficial conversion feature in 1999 and cumulative from
     June 15, 1995 (Inception) to September 30, 2000)...............               (441)          (1,958,125)             1,887,438)
                                                                                   -----          -----------             ----------
         Total interest expense.....................................            (10,224)          (5,223,993)            (5,308,114)
Other income (expense), net.........................................               6,889              (6,200)               (65,859)
                                                                                   -----              -------               --------
Net loss............................................................         (6,045,151)         (19,005,526)           (75,156,963)
Accretion of preferred stock.......................................          (9,627,147)          (1,884,923)           (16,231,171)
                                                                             -----------          -----------           ------------
Net loss applicable to common stockholders..........................     $  (15,672,298)      $  (20,890,449)     $     (91,388,134)
                                                                            ============         ============           ============
Net loss per common share - basic and diluted.......................     $        (0.64)      $       (11.15)
                                                                                  ======              =======
Shares used in computing basic and diluted net loss per                       24,411,792            1,872,956
                                                                              ==========            =========
     common share...................................................

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                  SEPTEMBER 30, 2000     DECEMBER 31, 1999
                                                                  ------------------     -----------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..............................      $       21,872,502     $          29,959
     Prepaid insurance and current assets...................                 157,506               128,155
                                                                       -------------         -------------
         Total current assets...............................              22,030,008               158,114

PROPERTY AND EQUIPMENT, Net.................................                 925,286               147,889
DEPOSITS AND OTHER ASSETS...................................                   5,943                 5,943
                                                                      --------------        --------------
                                                                  $       22,961,237     $         311,946
                                                                          ==========          ============
     TOTAL..................................................

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
     Demand notes payable to related parties................      $               --     $         232,500
     Other short-term debt..................................                      --                92,904
     Accounts payable, including past due amounts...........               1,495,312             1,558,988
     Accrued compensation...................................                 393,407               242,191
     Other accrued expenses.................................                 540,662               364,734
     Accrued expenses to related parties....................                   6,288               712,683
     Accrued merger costs...................................                      --                77,893
                                                                     ---------------         -------------
         Total current liabilities..........................               2,435,669             3,281,893


COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIENCY):
     Common Stock...........................................                  26,896                19,924
     Additional paid-in capital.............................             103,105,880            72,185,728
     Deferred compensation..................................             (4,366,801)           (2,980,343)
     Deficit accumulated during the development stage.......            (78,240,407)          (72,195,256)
                                                                        ------------          ------------
         Total stockholders' equity (deficiency)............              20,525,568           (2,969,947)
                                                                        ------------         -------------
     TOTAL..................................................      $       22,961,237     $         311,946
                                                                        ============         =============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                                  CUMULATIVE FROM
                                                                           NINE MONTHS ENDED SEPTEMBER 30,         JUNE 15, 1995
                                                                           -------------------------------        (INCEPTION) TO
                                                                               2000                1999          SEPTEMBER 30, 2000
                                                                          --------------      -------------      ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...............................................................   $  (6,045,151)      $ (19,005,526)      $  (75,156,963)
Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization.....................................          359,236              82,662            2,410,802
     Stock-based compensation..........................................      (2,806,965)           8,570,615           17,927,730
     Beneficial conversion feature of 12% convertible notes............               --           4,860,000            4,860,000
     Accrued interest converted into paid-in capital in connection
         with the conversion of the 12% convertible notes..............               --             377,409              377,409
     Loss on disposal of equipment.....................................               --                  --               71,942
     (Decrease) increase in cash from:
         Prepaid insurance and other current assets....................         (29,351)            (36,413)             (21,418)
         Accounts payable..............................................           36,324             108,183            1,595,312
         Accrued compensation..........................................          151,216             144,749              343,407
         Other accrued expenses........................................          175,928              13,132              590,678
         Accrued expenses to related parties...........................        (706,395)              51,198                6,288
         Deferred revenue..............................................               --            (19,160)                   --
                                                                          --------------      -------------      ------------------
             Net cash used in operating activities.....................      (8,865,158)         (4,853,151)         (46,994,813)
                                                                          --------------      -------------      ------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Expenditures for property and equipment...........................      (1,136,633)            (57,377)          (3,420,779)
     Payment of merger costs...........................................         (77,893)            (60,002)            (276,173)
     Deposits and other assets.........................................               --                  --              (5,943)
     Proceeds from sale of fixed assets................................               --                  --               12,749
                                                                          --------------      -------------      ------------------
         Net cash used in investing activities.........................      (1,214,526)           (117,379)          (3,690,146)
                                                                          --------------      -------------      ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds from issuance of common and preferred stock..........       32,247,631           3,750,000           66,793,549
     Proceeds from issuance of notes to related parties................               --           2,032,500            4,232,500
     Repayments of notes to related parties............................        (232,500)                  --            (232,500)
     Proceeds from other debt financings...............................               --           2,000,000            2,750,000
     Repayments of other debt financings...............................         (92,904)           (750,000)            (886,088)
     Purchase of common stock from related party.......................               --                  --            (100,000)
                                                                          --------------      -------------      ------------------
         Net cash provided by financing activities.....................       31,922,227           7,032,500           72,557,461
                                                                          --------------      -------------      ------------------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS........................       21,842,543           2,061,970           21,872,502

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.........................           29,959             232,637                   --
                                                                          --------------      -------------      ------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD...............................   $   21,872,502      $    2,294,607      $    21,872,502
                                                                              ==========           =========           ==========

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                         MANGOSOFT, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.       NATURE OF BUSINESS

         MangoSoft, Inc. and subsidiary (a development stage company) ("the Company") develops advanced software technology to simplify, expand and integrate networking and pooled use of computer resources. The Company organizes itself as one segment reporting to the chief operating decision-maker.

         The Company is considered to be a development stage company since it has not generated significant revenues from products that have been developed-to-date. The Company is subject to a number of risks similar to those of other companies in an early stage of development. Principal among these risks are dependencies on key individuals, competition from other substitute products and larger companies, the successful development and marketing of its products and the need to obtain adequate additional financing necessary to fund future operations.

         The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the nine months ended September 30, 2000 and 1999, and cumulative for the period from June 15, 1995 (inception) to September 30, 2000, the Company incurred net losses of $6,045,151, $19,005,526 and $75,055,764, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Based upon the raising of approximately $32.4 million in proceeds from the sale of common stock and Convertible Preferred Stock, Series A, subsequent to December 31, 1999 (see
Note 4), management believes that the Company will have sufficient capital to fund its existing operations for the next twelve (12) months.

         The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms of its financing agreements, to obtain additional financing and ultimately to attain profitability.

2.       PRESENTATION OF INTERIM FINANCIAL STATEMENTS

         The accompanying unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements. In the opinion of management, all significant adjustments, which are normal, recurring in nature and necessary for a fair presentation of the financial position, cash flows and results of the operations of the Company, have been consistently recorded. The operating results for the interim periods presented are not necessarily indicative of expected performance for the entire year. Certain previously reported amounts have been reclassified to conform to the current presentation format.

         The unaudited information should be read in conjunction with the audited financial statements of the Company and the notes thereto for the year ended December 31, 1999 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission and updated in the Company's Registration Statement on Form SB-2 filed on July 20, 2000 and amended on September 27, 2000.

         Comprehensive Income - Comprehensive income (loss) was equal to net income (loss) for each period.

         Supplemental Cash Flow Information - The following table sets forth certain supplemental cash flow information for the nine months ended September 30, 2000 and 1999, and cumulative for the period from June 15, 1995 (inception) to September 30, 2000:

                                                                            Nine Months Ended          Cumulative
                                                                              September 30,               Since
                                                                           2000           1999          Inception
                                                                        ------------   -----------    ------------
Supplemental Cash Flow Information
     Cash paid during the period for interest........................   $     10,244   $    11,102    $     98,151
Non Cash Financing Activities
     Accretion of preferred stock, Series A..........................      9,627,147     1,884,923      16,231,171
     Fair value of warrants issued in connection with the sale of the
         convertible preferred stock, Series A.......................        711,229            --         711,229
     Issuance costs of the common and convertible preferred stock,           279,900            --         279,900
         Series A....................................................
     Conversion of accounts payable into common stock................        100,000            --         190,000


3.       RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended in June 2000 and effective for the fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Management is currently evaluating the effect, if any, SFAS No. 133 will have on the Company's consolidated financial position and results of operations. The Company will adopt this accounting standard on January 1, 2001, as required.

         On December 3, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 provides guidance on the recognition, presentation and disclosure of revenues in financial statements filed with the Securities and Exchange Commission. Management is currently evaluating the effect, if any, SAB No. 101 will have on the Company's financial position and results of operations. The Company will adopt this accounting standard during the fourth quarter of 2000, as required.

4.       STOCKHOLDERS' EQUITY (DEFICIENCY)

         In March 2000, the Company completed the sale of 2.5 million shares of a new issuance of Convertible Preferred Stock, Series A, (the "Preferred Stock") to accredited investors at $4.00 per share. The Preferred Stock was convertible into common stock (initially at a ratio of one to one) and had a liquidation preference of $10.0 million. The Preferred Stock would automatically convert to common stock upon the subsequent sale of an additional $10.0 million of the Company's securities.

         In accordance with Emerging Issues Task Force Abstract No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," the net proceeds from the Series A financing were allocated between the conversion feature and the preferred stock; because the fair value of the common stock was significantly in excess of the conversion price implicit in the Series A stock, the net proceeds were allocated to the conversion feature. Since the Preferred Stock was immediately convertible into common stock, an immediate dividend or accretion of $9,050,371 was recorded from common stockholders' equity to the carrying value of the Preferred Stock.

         In April 2000, the Company completed the sale of approximately 4.2 million shares of common stock to accredited investors at $5.00 per share. Upon completion of the sale of common stock, the Preferred Stock automatically converted, in accordance with its terms, into 2.5 million shares of common stock. The Company completed the sale of approximately 0.3 million additional shares of common stock at prices ranging from $4.00 to $5.00 per share in May 2000.

         The Company received $18.1 million from the sale of the common and Preferred Stock during the three months ended March 31, 2000 and $14.3 million during the three months ended June 30, 2000. The $32.4 million in proceeds will be used for research and development, marketing and general working capital or such other purposes as the Company may determine from time to time in its discretion.

         Costs incurred in connection with the sale of the common and Preferred Stock were $991,129, including $711,229 representing the fair value of warrants issued to the placement agent to purchase 58,975 shares of the common stock at $4 per share. The fair value of the warrants was calculated using the Black-Scholes option pricing model, with a risk-free interest rate of 6%, an expected life of two years, no dividends and a volatility of 150%. Because the Preferred Stock was immediately convertible into common stock, an immediate dividend or accretion of $576,776, representing the difference between the quoted market price of the common stock and the exercise price of the warrants was recorded from common stockholders equity relating to the warrants.

         On May 19, 2000, the Company's stockholders approved an amendment to the 1999 Incentive Compensation Plan, as amended and restated as of May 1, 2000, increasing the aggregate number of shares which may be issued under the plan from 3,500,000 to 8,000,000 shares.

5.       STOCK-BASED COMPENSATION

         The Company accounts for stock options granted to employees in accordance with Accounting Principles Board Opinion ("APB") No.25, "Accounting for Stock Issued to Employees." Under APB No. 25, stock options which include stock appreciation rights ("SARs") are accounted for as a variable plan and compensation expense is measured at each reporting date based on the difference between the option exercise price and the market price of the common stock. For unvested options, compensation expense is recognized over the vesting period; for vested options, compensation expense is adjusted up or down at each reporting date based on changes in the market price of the common stock.

         During the nine months ended September 30, 2000, a stock-based compensation benefit of $2,806,965 was recorded. This benefit is due primarily to a $7,097,387 benefit recognized as a result of the decrease in the Company's quoted market price as of September 30, 2000 ($6.3125) as compared to past fiscal periods and the resulting effect on the SARs. This benefit was offset by $4,290,422 of compensation expense incurred as a result of the Company's issuance of stock options to employees at an exercise price less than the quoted market price at the grant date. Based on the number of vested options at September 30, 2000, a $1.00 increase (decrease) in the market price of the Company's common stock results in the immediate recognition of stock-based compensation expense (benefit) of approximately $2,600,000.

         During the three months ended September 30, 2000, a stock-based compensation benefit of $15,311,214 was recorded. This benefit is due primarily to a $15,734,643 benefit recognized as a result of the decrease in the Company's quoted market price as of September 30, 2000 ($6.3125) as compared to June 30, 2000 ($12.625), and its effect on the SARs. This benefit was offset by $423,429 of compensation expense incurred as a result of the Company's issuance of stock options to employees at an exercise price less than the quoted market price at the grant date.

6.       NET INCOME (LOSS) PER COMMON SHARE

         Basic net income (loss) per common share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per common share reflects the potential dilution as if common equivalent shares outstanding were exercised and/or converted into common stock unless the effect of such equivalent shares was antidilutive.

         A reconciliation of net income (loss) per common share and the weighted average shares used calculations for the periods indicated is as follows:

                                                          Net Income (Loss)
                                                            Applicable to
                                                                Common
                                                             Stockholders             Shares             Per Share
                                                             (Numerator)           (Denominator)           Amount
                                                         -----------------         -------------         ----------
Three Months Ended September 30, 2000
   Basic...............................................  $      11,130,550           26,887,992          $    0.41
                                                                ==========
   Effect of warrants..................................                                 156,866                 --
   Effect of SARs......................................                               2,542,586             (0.03)
   Effect of stock options.............................                               1,447,999             (0.02)
                                                                                     ----------          ---------
   Diluted.............................................  $      11,130,550           31,035,443          $    0.36
                                                                ==========           ==========               ====
Three Months Ended September 30, 1999
   Basic...............................................  $    (15,747,541)            5,288,353          $  (2.98)
                                                              ============
   Common stock equivalents............................                                      --                 --
                                                                                     ----------          ---------
   Diluted.............................................  $    (15,747,541)            5,288,353          $  (2.98)
                                                              ============           ==========          =========
Nine Months Ended September 30, 2000
   Basic...............................................  $    (15,672,298)           24,411,792          $  (0.64)
                                                              ============
   Effect of warrants..................................                                      --                 --
   Effect of SARs......................................                                      --                 --
   Effect of stock options.............................                                      --                 --
                                                                                     ----------          ---------
   Diluted.............................................  $    (15,672,298)           24,411,792          $  (0.64)
                                                              ============           ==========          =========
Nine Months Ended September 30, 1999
   Basic...............................................  $    (20,890,449)            1,872,956          $ (11.15)
                                                              ===========
   Common stock equivalents............................                                      --                 --
                                                                                     ----------          ---------
   Diluted.............................................  $    (20,890,449)            1,872,956          $ (11.15)
                                                              ============           ==========          =========

         All outstanding options and warrants to purchase common stock were included in the computation of diluted net income per common share for the three-month period ended September 30, 2000. All outstanding options and warrants to purchase common stock were excluded from the computation of diluted net loss per common share for the nine-month period ended September 30, 2000 and 1999 and the three-month period ended September 30, 1999, as their inclusion would have been antidilutive.

7.       TRANSACTIONS WITH STOCKHOLDERS

         Demand Notes Payable - In March 2000, the Company repaid the $232,500 in demand notes payable to related parties, plus the related accrued interest expense of $9,783.

         Administrative Services - During 2000 and 1999, a stockholder provided administrative assistance to the Company. Amounts expensed and accrued for such services in the three months ended September 30, 2000 and 1999 were $6, 288 and $31,595, respectively. Amounts expensed and accrued for such services in the nine months ended September 30, 2000 and 1999 were $25,288 and $51,198, respectively

         In March 2000, the Company repaid $712,683 in accrued expenses to related parties for administrative services provided to the Company during 1998 and 1999.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation contain provisions that limit the liability of directors in certain instances. As permitted by the Nevada General Corporation Law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors. Such limitation does not affect liability for any breach of a director's duty to us or our stockholders that involve (i) intentional misconduct, fraud or a knowing violation of law or
(ii) for the payment of dividends in violation of Nevada Revised Statutes
78.300.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses of the offering are as follows:


SEC registration fee........................................          $104,025
Transfer Agent fees *.......................................             1,500
Accounting fees and expenses *..............................            50,000
Legal fees and expenses *...................................          $ 50,000
                                                                      --------
Total.......................................................          $205,525

-----------------
*Estimated

We will pay all expenses of the offering listed above.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.

         The following are the sales of unregistered securities made by us since our inception:


                                                                                      FACE VALUE      AGGREGATE
                                                                                        OF DEBT       PROCEEDS
                                                                       NUMBER OF      IN MILLIONS   (IN MILLIONS
       DATE                            DESCRIPTION                      SHARES           ($))           ($))
      -------                      ------------------                --------------   ------------  ----------------
August 1995          MangoSoft Corporation Series A
                     Convertible Preferred Stock....................   2,250,000         $--            $1.5
December 1995        MangoSoft Corporation Series B
                     Convertible Preferred Stock....................     750,002          --             2.0
June 1996            MangoSoft Corporation Series C
                     Redeemable Convertible Preferred Stock.........   1,500,000          --             9.0
April 1997           MangoSoft Corporation Series D
                     Redeemable Convertible Preferred Stock.........     799,751          --             6.4

                                                                                      FACE VALUE      AGGREGATE
                                                                                        OF DEBT       PROCEEDS
                                                                       NUMBER OF      IN MILLIONS   (IN MILLIONS
       DATE                            DESCRIPTION                      SHARES           ($))           ($))
      -------                      ------------------                --------------   ------------  ----------------
December 1997        MangoSoft Corporation Series E                                                     13.1
                     Redeemable Convertible Preferred Stock.........   1,450,000          --
October 1998         MangoSoft Corporation demand notes
                     issued to related parties......................                      2.0            2.0
February 1999        MangoSoft Corporation 12% Notes................                      4.0            4.0
September 1999       Common stock of MangoSoft, Inc.................   3,000,000          --             3.8
March 2000           Series A Preferred Stock of MangoSoft,
                     Inc. (subsequently converted to common                                             10.0
                     stock on a 1 to 1 basis).......................   2,500,000          --
March/April 2000     Common stock of MangoSoft, Inc.................   4,200,000          --            21.0
May 2000             Common Stock of MangoSoft, Inc.................     300,000          --             1.4
                                                                                     ------------- ---------------
                     Total..........................................                      6.0          $74.2
                                                                                     ============= ===============


       In connection with the Merger, we issued 15,008,998 shares of our common stock in exchange for certain debt and all of the outstanding shares of capital stock of MangoSoft Corporation. The Company issued an additional 300,000 shares of common stock in connection with the Merger in lieu of investment banking fees. Prior to the Merger, MangoSoft Corporation also issued approximately 270,000 warrants to purchase its common stock at various exercise prices. These warrants were canceled in connection with the Merger. MangoSoft Corporation executed warrant termination agreements with certain of the holders of such warrants which agreements provided for the issuance to such holders of warrants to purchase common stock. On or about July 20, 2000, we issued 85,000 warrants to purchase common stock at $1.25 per share and 58,975 warrants to purchase common stock at $4.00 per share to certain designees of Value Investing Partners, Inc., a placement agent; 35,000 warrants to purchase common stock at $1.25 per share to Monness Crespi Hardt & Co., a placement agent; and 25,034 warrants to purchase common stock at $4.00 per share to Imperial Bancorp., the assignee of a former creditor.

       All sales of the Company's debt and equity securities were made to sophisticated investors pursuant to Section 4(2) of the Securities Act or to accredited investors as defined in Rule 501 of Regulation D. The conversion of the Series A Preferred Stock into common stock was effected pursuant to Section 3(a)(9) of the Securities Act. Accordingly, the offers, sales and conversion of our securities were exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) or 3(a)(9) thereof or Regulation D promulgated thereunder, as applicable.

ITEM 27.      EXHIBITS


  EXHIBIT
   NUMBER                      DESCRIPTION OF EXHIBIT

     2.1 Agreement and Plan of Merger by and among First American Clock Co., MangoSoft Corporation and
                   MangoMerger Corp., dated as of August 27, 1999.
                   (1)

     3.1           Articles of Incorporation, as amended.  (2)

     3.2           By-Laws.  (2)

     5.1           Opinion of Monsey & Andrews  (3)

     10            Lease of Westborough Office Park, Building Five,
                   dated November 10, 1995.   (4)

    11.1 Statement Regarding Computation of Net Loss Per Share of common stock for the fiscal years ended
                   December 31, 1999 and 1998.   (2)


    11.2 Statement Regarding Computation of Net Loss Per Share of common stock for the nine months ended
                   September 30, 2000 and 1999.   (5)


     16            Letter on Change in Certifying Accountant.   (6)

     21            Subsidiary of the Registrant.   (2)

    23.1           Consent of Monsey & Andrews
                   (included in Exhibit 5.1)  (3)


    23.2           Consent of Deloitte & Touche LLP


     24            Power of Attorney.  (3)

    27.1           Financial Data Schedule for the fiscal year ended
                   December 31, 1999.   (2)

    27.2           Financial Data Schedule for the fiscal year ended
                   December 31, 1998.   (2)

    27.3           Financial Data Schedule for the nine months ended
                   September 30, 2000.   (5)


     99.1          1999 Incentive Compensation Plan, as amended and
                   restated as of May 1, 2000.   (2)

     99.2          Form of Subscription Agreement for purchase of
                   common stock, dated as of March 20, 2000.   (2)

     99.3          Form of Warrant Agreement.  (3)

     99.4 Value Added Reseller Agreement, dated July 14, 2000, between MangoSoft, Inc. and 3Com Corporation. (6)

     99.5 Manufacturer's Representative Agreement, dated July 5, 2000, between MangoSoft, Inc. and Marketlink Technologies, LLC. (6)

----------------------------

(1) Filed as an exhibit to our Current Report on Form 8-K for an event dated September 7, 1999 and hereby incorporated by reference thereto.

(2) Filed as an exhibit to our Registration Statement on Form 10-SB, filed June 9, 2000 and amended on August 30, 2000 (the "Form 10-SB"), and hereby incorporated by reference thereto.

(3)  Previously filed with this Registration Statement.

(4) Filed as an exhibit to our Quarterly Report filed November 19, 1999 for the quarter ended September 30, 1999 and hereby incorporated by reference thereto.

(5) Filed as an exhibit to our Quarterly Report filed November 14, 2000 for the quarter ended September 30, 2000 and hereby incorporated by reference thereto.

(6) Filed as an exhibit to our Current Report on Form 8-K/A for an event dated January 11, 2000 and hereby incorporated by reference thereto.

(7) Filed as an exhibit to Amendment No. 1 to our Form 10-SB, filed August 30, 2000.

ITEM 28.      UNDERTAKINGS

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



       In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Westborough, Massachusetts, as of the 27th day of November, 2000.




                                     MANGOSOFT, INC.

                                     By: /s/ Dale Vincent
                                        ----------------------------------------
                                        Dale Vincent
                                        President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement on form SB-2 has been signed as of November 27, 2000 by the following persons in the capacity indicated.




     SIGNATURE                                           TITLE

/s/ Dale Vincent                                 President and Chief Executive
----------------------------                     Officer (Principal executive officer)
Dale Vincent

        *
----------------------------                     Director
Craig D. Goldman

        *
----------------------------                     Director
Dr. Ira Goldstein


/s/ Robert E. Parsons                            Chief Financial Officer (Principal
----------------------------                     financial officer and principal
Robert E. Parsons                                accounting officer)




            *
----------------------------                     Director
Paul C. O'Brien


            *
----------------------------                     Director
Selig Zises

            *
----------------------------                     Director
Dr. Nick Tredennick

            *
----------------------------                     Director
Joseph Robinson


*By: /s/ Dale Vincent
    ----------------------------------------
         Dale Vincent
         Attorney-in-Fact



                                INDEX OF EXHIBITS



  EXHIBIT
   NUMBER                              EXHIBIT

    2.1 Agreement and Plan of Merger by and among First American Clock Co., MangoSoft Corporation and MangoMerger Corp., dated as of August 27, 1999.
                      (1)

    3.1               Articles of Incorporation, as amended.  (2)

    3.2               By-Laws.  (2)

    5.1               Opinion of Monsey & Andrews  (3)

    10                Lease of Westborough Office Park, Building Five,
                      dated November 10, 1995.   (4)

   11.1 Statement Regarding Computation of Net Loss Per Share of common stock for the fiscal years ended
                      December 31, 1999 and 1998.   (2)


   11.2 Statement Regarding Computation of Net Loss Per Share of common stock for the nine months ended
                      September 30, 2000 and 1999.   (5)

    16                Letter on Change in Certifying Accountant.   (6)


    21                Subsidiary of the Registrant.   (2)

   23.1               Consent of Monsey & Andrews
                      (included in Exhibit 5.1)   (3)


   23.2               Consent of Deloitte & Touche LLP


    24                Power Attorney.  (3)

   27.1               Financial Data Schedule for the fiscal year ended
                      December 31, 1999.   (2)

   27.2               Financial Data Schedule for the fiscal year ended
                      December 31, 1998.   (2)

  EXHIBIT
  NUMBER                                EXHIBIT


   27.3               Financial Data Schedule for the nine months ended
                      September 30, 2000.   (5)


   99.1               1999 Incentive Compensation Plan, as amended and
                      restated as of May 1, 2000.   (2)

   99.2               Form of Subscription Agreement for purchase of
                      common stock, dated as of March 20, 2000.   (2)

   99.3               Form of Warrant Agreement.  (3)

   99.4 Value Added Reseller Agreement, dated July 14, 2000, between ManagoSoft, Inc. and 3Com Corporation. (6)

   99.5 Manufacturer's Representative Agreement, dated July 5, 2000, between ManagoSoft, Inc. and Marketlink Technologies, LLC. (6)


--------------------------------------

(1) Filed as an exhibit to our Current Report on Form 8-K for an event dated September 7, 1999 and hereby incorporated by reference thereto.

(2) Filed as an exhibit to our Registration Statement on Form 10-SB, filed June 9, 2000 and amended on August 30, 2000 (the "Form 10-SB"), and hereby incorporated by reference thereto.


(3)  Previously filed with this Registration Statement.


(4) Filed as an exhibit to our Quarterly Report filed November 19, 1999 for the quarter ended September 30, 1999 and hereby incorporated by reference thereto.


(5) Filed as an exhibit to our Quarterly Report filed November 14, 2000 for the quarter ended September 30, 2000 and hereby incorporated by reference thereto.

(6) Filed as an exhibit to our Current Report on Form 8-K/A for an event dated January 11, 2000 and hereby incorporated by reference thereto.

(7) Filed as an exhibit to Amendment No. 1 to our Form 10-SB, filed August 30, 2000.